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                                                                    EXHIBIT 99.1














                             OSCA, INC. SAVINGS PLAN

                          Effective as of June 15, 2000



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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I             DEFINITIONS                                             1

     1.1          Account                                                     1
     1.2          Actual Contribution Percentage                              1
     1.3          Actual Deferral Percentage                                  1
     1.4          Adjusted Balance                                            2
     1.5          Annual Additions                                            2
     1.6          Beneficiary                                                 2
     1.7          Board                                                       2
     1.8          Break in Service                                            2
     1.9          Code                                                        2
     1.10         Committee                                                   2
     1.11         Company                                                     3
     1.12         Compensation                                                3
     1.13         Determination Date                                          3
     1.14         Director Rollover                                           3
     1.15         Distributee                                                 3
     1.16         Effective Date                                              3
     1.17         Elective Deferrals                                          3
     1.18         Eligible Employee                                           3
     1.19         Eligible Retirement Plan                                    4
     1.20         Eligible Rollover Distribution                              4
     1.21         Employee                                                    4
     1.22         Employer                                                    5
     1.23         ERISA                                                       5
     1.24         Great Lakes Savings Plan                                    5
     1.25         Highly Compensated Eligible Employee                        5
     1.26         Hour of Service                                             5
     1.27         Investment Fund                                             7
     1.28         Key Employee                                                7
     1.29         Limitation Year                                             8
     1.30         Matching Contribution                                       8
     1.31         Matching Contribution Account                               8
     1.32         Maximum Permissible Amount                                  8
     1.33         Net Profits                                                 8
     1.34         Non-key Employee                                            8
     1.35         Normal Retirement                                           8
     1.36         Normal Retirement Date                                      8
     1.37         OSCA Profit Sharing Plan                                    8
     1.38         Participant                                                 8
     1.39         Participating Employer                                      8
     1.40         Plan                                                        8


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     1.41         Plan Year                                                   8
     1.42         Profit Sharing Contribution                                 9
     1.43         Profit Sharing Account                                      9
     1.44         Related Company                                             9
     1.45         Related Plan                                                9
     1.46         Retirement                                                  9
     1.47         Rollover Contribution                                       9
     1.48         Salary Deferral Agreement                                   9
     1.49         Salary Deferral Contributions                               9
     1.50         Spouse                                                      9
     1.51         Supplemental Matching Contributions                         9
     1.52         Supplemental Profit Sharing Contribution                    10
     1.53         Taxable Compensation                                        10
     1.54         Top-Heavy Valuation Date                                    10
     1.55         Total and Permanent Disability                              10
     1.56         Transfer Account                                            10
     1.57         Trust or Trust Fund                                         10
     1.58         Trust Agreement                                             11
     1.59         Trustee                                                     11
     1.60         Valuation Date                                              11
     1.61         Year of Vesting Service                                     11

ARTICLE II            PARTICIPATION                                           11
     2.1          Eligibility Requirement                                     11
     2.2          Participation                                               11
     2.3          Reemployment of a Participant                               11
     2.4          Employment After Normal Retirement Date                     12
     2.5          Termination of Eligibility                                  12
     2.6          Omission of Eligible Employee                               12
     2.7          Inclusion of Ineligible Employee                            12

ARTICLE III           SALARY DEFERRAL CONTRIBUTIONS                           12
     3.1          Salary Deferral Contributions                               12
     3.2          Administrative Rules Governing                              13
                  Salary Deferral Agreements
     3.3          Suspension of Salary Deferral Agreements                    14
     3.4          Limitations on Salary Deferral Contributions                15
     3.5          Return of Certain Salary Deferral Contributions             17
     3.6          Distributions from Salary Deferral Accounts                 18

ARTICLE IV            MATCHING CONTRIBUTIONS, PROFIT SHARING
                      CONTRIBUTIONS, AND ROLLOVER CONTRIBUTIONS               18
     4.1          Matching Contributions                                      18
     4.2          Limitations on Matching and Profit
                  Sharing Contributions                                       19
     4.3          Profit Sharing Contributions                                21
     4.4          Timing for Contributions                                    22
     4.5          Forms of Contributions                                      22


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     4.6          Limitations on Contributions                                22
     4.7          Rollover Contributions                                      22
     4.8          Limitations on Aggregate Contributions                      23

ARTICLE V             ALLOCATIONS TO PARTICIPANTS' ACCOUNTS                   24
     5.1          Separate Accounts                                           24
     5.2          Suspense Account                                            25
     5.3          Allocation of Matching Contributions
                  and Profit Sharing Contributions                            25
     5.4          Allocation of Salary Deferral Contributions                 25
     5.5          Allocation of Rollover Contributions                        25
     5.6          Maximum Allocation                                          26
     5.7          Vesting, Forfeiture, and Reinstatement
                  of Accounts                                                 27
     5.8          Allocations and Adjustments
                  to Accounts                                                 28

ARTICLE VI            PAYMENT OF BENEFITS                                     30
     6.1          Payments on Termination for Reasons
                  Other Than Death                                            30
     6.2          Payments on Death                                           30
     6.3          Commencement of Payments                                    31
     6.4          Method of Payment                                           32
     6.5          Hardship Distributions 32
     6.6          In-Service Distributions from
                  Participants' Salary Deferral,
                  Matching Contribution, Profit
                  Sharing, and Transfer Accounts                              34
     6.7          Rules Governing In-Service Distributions                    34
     6.8          Administrative Powers Relating to Payments                  34
     6.9          Voting of Shares in Company Stock Fund                      34
     6.10         Sale of Subsidiary or Substantially
                  all of the Assets of aTrade or Business                     35
     6.11         Other Distribution Rules Imposed by Federal Law             35
     6.12         Waiver of Notice Period                                     36

ARTICLE VII           PLAN ADMINISTRATION                                     37
     7.1          Plan Administrator and Fiduciary                            37
     7.2          Expenses                                                    37
     7.3          Committee Membership                                        37
     7.4          Powers and Duties of Committee                              37
     7.5          Organization and Operation of the Committee                 38
     7.6          Records and Reports of Committee                            38
     7.7          Indemnity of Committee Members                              38
     7.8          Committee Agents                                            38
     7.9          Duties of Committee Agents                                  38
     7.10         Compensation and Expenses                                   39
     7.11         No Enlargement of Employee Rights                           39
     7.12         Appeals from Denial of Claims                               39
     7.13         Notice of Address and Missing Persons                       40
     7.14         Data and Information for Benefits                           40

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     7.15         Effect of a Mistake                                         40

ARTICLE VIII          TRUST AGREEMENT                                         40
     8.1          Establishment of Trust                                      40

ARTICLE IX            LOANS TO PARTICIPANTS                                   40
     9.1          Loans to Participants                                       40
     9.2          Maximum Loan Amount                                         41
     9.3          Repayment of Loans                                          42
     9.4          Terms                                                       42

ARTICLE X             INVESTMENT FUNDS                                        44
     10.1         Investment Funds                                            44
     10.2         Initial Investment                                          44
     10.3         Selection of Investment Funds                               44
     10.4         Investment of Profit Sharing Accounts                       45

ARTICLE XI            AMENDMENT AND TERMINATION                               46
     11.1         Amendment of Plan                                           46
     11.2         Voluntary Termination of or Permanent
                  Discontinuance of Contributions to
                  the Plan                                                    47
     11.3         Employer's Right to Terminate or
                  Discontinue Contributions to Plan                           47
     11.4         Involuntary Termination of Plan                             47
     11.5         Payments on Termination of or Permanent
                  Discontinuance of Contributions to the Plan                 48

ARTICLE XII           MISCELLANEOUS                                           48
     12.1         Duty to Furnish Information and Documents                   48
     12.2         Statements and Available Information                        48
     12.3         No Enlargement of Employment Rights                         48
     12.4         Applicable Law                                              49
     12.5         No Guarantee                                                49
     12.6         Unclaimed Funds                                             49
     12.7         Merger or Consolidation of Plan                             49
     12.8         Interest Non-Transferrable                                  49
     12.9         Prudent Man Rule                                            51
     12.10        Limitations on Liability                                    51
     12.11        Headings                                                    51
     12.12        Gender and Number                                           51
     12.13        ERISA and Approval Under
                  Internal Revenue Code                                       51
     12.14        Exclusive Benefit of Employees                              51

ARTICLE XIII          TOP-HEAVY PROVISIONS                                    52
     13.1         Top-Heavy Status                                            52
     13.2         Determination of Top-Heavy Status                           52


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     13.3         Minimum Contribution                                        54
     13.4         Safe Harbor Rule 54

ARTICLE XIV           PARTICIPATING EMPLOYERS                                 54
     14.1         Adoption by Other Employers                                 54
     14.2         Requirements of Participating Employers                     54
     14.3         Designation of Agent                                        55
     14.4         Employee Transfers                                          55
     14.5         Participating Employer's Contributions                      55
     14.6         Delegation of Authority                                     56
     14.7         Discontinuance of Participation                             56









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                             OSCA, INC. SAVINGS PLAN

         The name of this Plan is the OSCA, Inc. Savings Plan. On June 14, 2000, the assets and liabilities attributable to Eligible Employees who were participants in the Great Lakes Savings Plan as of that date were spun off from the Great Lakes Savings Plan. As soon as practicable after June 15, 2000, the Trustee will accept a transfer from the trustee or funding agent of that spun-off portion of the Great Lakes Savings Plan of all the assets and liabilities of the trust or insurance or annuity contracts through which the spun-off portion of the Great Lakes Savings Plan is funded.

         The purpose of the Plan is to enable Eligible Employees of OSCA, Inc. to accumulate funds for retirement and to defer, on a pre-tax basis, a portion of their compensation and to have that deferred compensation contributed on their behalf to the Plan by OSCA, Inc. pursuant to Code Section 401(k). Unless otherwise set forth in the Plan, the effective date of the Plan is June 15, 2000.

         The Plan is intended to qualify as a profit sharing plan under Code
Section 401(a)(27)(B) and to qualify for the fiduciary protective provisions under Section 404(c) of ERISA.


                                    ARTICLE I
                                   DEFINITIONS

         Whenever used in the Plan, the following words and phrases will have the meanings stated below unless a different meaning is plainly required by the context:

         1.1 "Account" means all or any one of the Salary Deferral Account, Matching Contribution Account, Profit Sharing Account, or Transfer Account maintained by the Trustee for an individual Participant or Beneficiary pursuant to the terms of the Plan.

         1.2 "Actual Contribution Percentage" means the average of the ratios, calculated separately for each Eligible Employee in the Highly Compensated Eligible Employee group and in the non-highly compensated Eligible Employee group, of: (a) the sum of (i) the Matching Contributions and Profit Sharing Contributions, if any, contributed by an Employer on behalf of the Eligible Employee for the Plan Year and (ii) Salary Deferral Contributions treated as matching contributions pursuant to 26 C.F.R. ss. 1.401(m)-1(b)(4) made to the Trust by the Eligible Employee to (b) the Eligible Employee's Compensation for that Plan Year, calculated to the nearest one-hundredth of one percent (.001%).

         1.3 "Actual Deferral Percentage" means the average of the ratios, calculated separately for each Eligible Employee in the Highly Compensated Eligible Employee group and in the non-highly compensated Eligible Employee group, of (a) the Salary Deferral Contributions, if any, contributed by the Company or an Employer on behalf of the Eligible Employee for the Plan Year to
(b) the Eligible Employee's Compensation for that Plan Year, calculated to the nearest one-hundredth of one percent (.001%).


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         1.4 "Adjusted Balance" means the balance in a Participant's Salary
Deferral Account, Matching Contribution Account, Profit Sharing Account, and Transfer Account, as adjusted in accordance with Article V of the Plan as of the applicable Valuation Date.

         1.5 "Annual Additions" means, with respect to a Participant for a Plan Year, the total of (a) contributions by the Company or a Participating Employer (including, but not limited to, Salary Deferral Contributions, Profit Sharing Contributions, and Matching Contributions) allocated to a Participant's Accounts under this Plan and any similar contributions allocated under a Related Plan during any Limitation Year; (b) the amount of any contributions made by the Participant under this Plan; (c) forfeitures that may be allocated to a Participant's Accounts under this Plan or under any Related Plan; (d) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Company or a Participating Employer; and (e) amounts derived from contributions paid or accrued after March 31, 1984, that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Company or a Participating Employer. Matching Contributions returned to a Participating Employer or the Participant pursuant to the limitations set forth in Article IV will be counted as Annual Additions.

         1.6 "Beneficiary" means the person, persons, or entity designated or determined pursuant to the provisions of Subsection 6.2(b) of the Plan to receive benefits under the Plan after a Participant's death.

         1.7 "Board" means the Board of Directors of the Company.

         1.8 "Break in Service" means a 12 month period during which an Employee completes fewer than 501 Hours of Service. The applicable 12 month period will commence on the date an Employee first completes an Hour of Service with a Participating Employer and on each subsequent anniversary of the date the Employee first performed an Hour of Service with a Participating Employer. In the event that an Employee fails to complete 501 Hours of Service due to pregnancy, birth of a child of the Employee, adoption of a child by the Employee or the caring of such child following birth or adoption, then such Employee will receive credit for the Hours of Service that he otherwise would have completed had it not been for the aforementioned circumstances, up to 501 Hours of Service. An Employee will receive credit for these additional Hours of Service in the 12 month period during which the aforementioned circumstance began, if that credit would prevent a Break in Service for that 12 month period; otherwise, the additional Hours of Service will be credited in the 12 month period following the occurrence. This definition applies both for eligibility and vesting purposes.

         1.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and its interpretive rules and regulations. Reference to a section of the Code will include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

         1.10 "Committee" means the persons appointed under the provisions of
Article VII to administer the Plan.


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         1.11 "Company" means OSCA, Inc., a corporation, or any successor corporation resulting from a merger or consolidation with the Company or transfer of substantially all of the assets of the Company, if such successor or transferee adopts and continues the Plan by appropriate corporate action pursuant to Section 11.4 of the Plan.

         1.12 "Compensation" means a Participant's base wage, overtime, and bonus from the Employer or a Participating Employer, and amounts that would have been payable to the Participant during the Plan Year in the absence of a salary deferral agreement but are excluded from gross income pursuant to Code Sections 125, 402(g), or 457. "Compensation" excludes reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, nonqualified deferred compensation, welfare benefits and payments made due to disability. In no event will a Participant's Compensation exceed $150,000, as adjusted to reflect cost-of-living increases in the limitation pursuant to Code Section 401(a)(17)(B).

         The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         1.13 "Determination Date" for purposes of determining whether the Plan is Top-Heavy within the meaning of Article XIII for any Plan Year means: (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year of the Plan, the last day of such Plan Year.

         1.14 "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         1.15 "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.

         1.16 "Effective Date" means June 15, 2000, the date on which the provisions of this Plan become effective.

         1.17 "Elective Deferrals" has the meaning given to that term by Code
Section 402(g)(3).

         1.18 "Eligible Employee" means any Employee who has met the eligibility requirements contained in Section 2.1 other than (a) any individual covered under the terms and conditions of a collective bargaining agreement to which a Participating Employer is a party (unless such agreement provides for the participation of the individual in the Plan) if retirement benefits were the subject of good faith bargaining between employee representatives and the


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Participating Employer; (b) any individual who is a non-resident alien; and (c)
any individual who is an independent contractor.

         1.19 "Eligible Retirement Plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         1.20 "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship distribution described in Code subclause 401(k)(2)(B)(i)(IV).

         1.21 "Employee" means an individual employed by a Participating Employer who receives compensation that the Participating Employer initially reports on a federal wage and tax statement (Form W-2). For purposes of crediting service for eligibility and vesting and, except as otherwise provided, for purposes of the rules set out in Section 5.6 and Article XIII, the term "Employee" includes a "leased employee;" provided, however, that an individual will not become a Participant unless he is an Employee without regard to this sentence. The term "leased employee" means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person "leasing organization," has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction and control of the recipient. A leased employee will not be considered an employee of the recipient if:

                  (a) the employee is covered by a money purchase pension plan providing:

                      (i) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Code
                  Section 415(c)(3), which includes amounts contributed pursuant to a salary reduction agreement that are excludable from the employee's gross income under Code Sections 125, 402(a)(8), 402(h), or 403(b);

                      (ii)   immediate participation; and

                      (iii)  full and immediate vesting; and


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                  (b) leased employees do not constitute more than twenty
         percent (20%) of the recipient's non-highly compensated workforce.

         Contributions or benefits provided a leased employee by the leasing organization that are attributable to services performed for the recipient employer will be treated as provided by the recipient employer.

         1.22 "Employer" means the Company and any other Related Company that has adopted the Plan pursuant to Article XIV for one or more of its facilities or divisions with the consent of the Company. For purposes of crediting service for eligibility and vesting and, except as otherwise provided, for purposes of
Section 5.6 and Article XIII, the term "Employer" includes any Related Company.

         1.23 "ERISA" means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time, and its interpretive rules and regulations.

         1.24 "Great Lakes Savings Plan" means the retirement plan adopted and sponsored by Great Lakes Chemical Corporation for employees of Great Lakes Chemical Corporation and its affiliates, including Employees of the Company prior to June 15, 2000.

         1.25 "Highly Compensated Eligible Employee" means any Eligible Employee who (a) for the preceding Plan Year had Taxable Compensation in excess of $80,000 (as adjusted pursuant to Code Section 415(d)) or (b) was a five percent (5%) owner at any time during the Plan Year or the preceding Plan Year. The Company does not elect to limit Highly Compensated Eligible Employees to those in the top-paid group of Employees for the preceding Plan Year.

         A former Highly Compensated Eligible Employee includes any Eligible Employee who separated from service (or was deemed to have separated) prior to the Plan Year, performs no service for a Participating Employer during the Plan Year, and was actively employed for either the separation year or any Plan Year ending on or after the Employee's 55th birthday.

         The determination of who is a Highly Compensated Eligible Employee will be made in accordance with Code Section 414(q) and the regulations thereunder.

         1.26 "Hour of Service" means:

                  (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of his duties for a Participating Employer during the applicable computation period.

                  (b) Each hour for which an Employee is paid, or entitled to payment, by a Participating Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:


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                           (i) No more than 501 Hours of Service will be
                  credited under this Subsection (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                           (ii) An hour for which an Employee is directly or
                  indirectly paid, or entitled to payment, on account of a period during which no duties are performed will not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws, and

                           (iii) Hours of Service will not be credited for a
                  payment that reimburses an Employee solely for medical or medically related expenses incurred by the Employee.

                  For purposes of this Subsection (b), a payment will be deemed to be made by or due from a Participating Employer regardless of whether such payment is made by or due from such Participating Employer directly, or indirectly, through, among others, a trust fund or insurer, to which the Participating Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or on behalf of a group of Employees in the aggregate.

                  (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Participating Employer. Such hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service will not be credited both under Subsection
         (a) or (b), as the case may be, and under this Subsection (c).

         For the purpose of determining the Hours of Service that must be credited to an Employee for a computation period, Hours of Service will be determined from records of hours worked and hours for which payment is made or due. Hours under this Section will be calculated and credited pursuant to
Section 2530.200b-2 of the Department of Labor Regulations, which is incorporated by reference.

         For the purpose of determining the Hours of Service that must be credited to an Employee for reasons other than the performance of duties, such Hours of Service will be credited on the basis of eight Hours of Service for each day, up to 40 Hours of Service for each week during which the Employee would be required to be credited with at least one Hour of Service.

         In the case of an Employee whose Compensation is not determined on the basis of certain amounts for each hour worked during the given period and whose hours of employment are not required to be counted and recorded by a federal law, that Employee will be credited with 45


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Hours of Service for each week for which the Employee would be required to be credited with at least one Hour of Service.

         Furthermore, solely for purposes of determining whether a one-year Break in Service has occurred, an Employee who is absent from work for a leave under the Family Medical Leave Act of 1993 will receive credit for the Hours of Service that would otherwise have been credited to the Employee but for such absence.

         Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

         1.27 "Investment Fund" or "Funds" means any fund referred to in Article V and Article X herein.

         1.28 "Key Employee" means the following:

                  (a) Any Employee or former Employee (including a Beneficiary of the Employee or former Employee) who at any time during the Plan Year or any of the four preceding Plan Years is included in a classification described in Subsection (ii), determined in accordance with the rules of Code Section 416(i)(1).

                  (b)      The following are Key Employee classifications:

                           (i) an officer of the Employer or a Participating
                  Employer having an annual Taxable Compensation greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for the Plan Year;

                           (ii) one of the 10 Employees having an annual Taxable
                  Compensation from the Employer or a Participating Employer of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section 318) the largest interests of the Employer or a Participating Employer;

                           (iii) a person owning (or considered as owning within
                  the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or a Participating Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or a Participating Employer; or

                           (iv) a person who has an annual Taxable Compensation
                  from the Employer or a Participating Employer of more than $150,000 and who would be described in Paragraph (iii) if one percent (1%) were substituted for five percent (5%).


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         1.29 "Limitation Year" means the calendar year, which will be applicable to determining the Plan's compliance with Code Section 415 and the regulations thereunder.

         1.30 "Matching Contribution" means a contribution made by the Company or a Participating Employer pursuant to the provisions of Section 4.1 of the Plan.

         1.31 "Matching Contribution Account" means the record of money and assets held by the Trustee for an individual Participant or Beneficiary pursuant to the provisions of the Plan, derived from Matching Contributions to the Trust.

         1.32 "Maximum Permissible Amount" means the lesser of: (a) twenty-five percent (25%) of a Participant's Taxable Compensation; or (b) thirty thousand dollars ($30,000), as adjusted under Code Section 415(d).

         1.33 "Net Profits" means, with respect to any Plan Year, the Company's or a Participating Employer's current and/or accumulated net income or profit for that Plan Year determined upon the basis of the Company's or a Participating Employer's books of account in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or without any reduction for contributions made by the Company to this Plan or any other qualified plan.

         1.34 "Non-key Employee" means any Employee who is not a Key Employee.

         1.35 "Normal Retirement" means a Participant's termination from active employment with all Participating Employers on or after his 65th birthday.

         1.36 "Normal Retirement Date" means the date a Participant attains age 65.

         1.37 "OSCA Profit Sharing Plan" means the Equi-Pen-Plus Master Profit Sharing Plan as adopted by the Company and sponsored by the Company for its Employees prior to October 1, 1995.

         1.38 "Participant" means an Eligible Employee or former Eligible Employee who has become a Participant under the provisions of Section 2.2 of the Plan or who elects to have a Salary Deferral Contribution made on his behalf. However, an Employee who has made a Rollover Contribution pursuant to Section
4.6 of the Plan will be deemed a Participant for purposes of the Plan to the extent that the provisions of the Plan apply to the Transfer Account of that Employee.

         1.39 "Participating Employer" means any corporation or entity, whether or not a Related Company, that adopts the Plan pursuant to Article XIV.

         1.40 "Plan" means the OSCA, Inc. Savings Plan.

         1.41 "Plan Year" means for the first Plan Year, a short Plan Year beginning on June 15, 2000, and ending on December 31, 2000. For all Plan Years beginning on or after January 1, 2001, "Plan Year" means the 12-month period beginning each January 1 and ending on the next December 31.

         1.42 "Profit Sharing Contribution" means amounts contributed by the Company or a Participating Employer on behalf of Eligible Employees pursuant to
Section 4.3 of the Plan.

         1.43 "Profit Sharing Account" means the record of money and assets held by the Trustee for an individual Participant or a Beneficiary of such Participant pursuant to the provisions of the Plan, derived from (a) amounts that were transferred to the Great Lakes Savings Plan on October 1, 1995 from the OSCA Profit Sharing Plan, (b) Profit Sharing Contributions to the Great Lakes Savings Plan's trust or the Trust after September 30, 1995, and (c) earnings on the amounts transferred from the OSCA Profit Sharing Plan on October 1, 1995, and the Profit Sharing Contributions made to the Great Lakes Savings Plan and this Plan after September 30, 1995.

         1.44 "Related Company" means (a) any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company; (c) any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Company; (c) any corporation or other entity that is a member of an affiliated service group as defined in Code Section 414(m) that includes the Company, and
(d) any other entity that must be aggregated with the Company in accordance with Code Section 414(o). For purposes of Section 5.6, a Related Company will be determined in accordance with Code Section 415(h).

         1.45 "Related Plan" means any other defined contribution plan (as defined in Code Section 414) maintained by the Company or by any Related Company.

         1.46 "Retirement" means termination from the Company or a Participating Employer after an Employee has satisfied the requirements for Normal Retirement as set forth in the Plan.

         1.47 "Rollover Contribution" means an amount received by the Trustee pursuant to the provisions of Section 4.6 of the Plan.

         1.48 "Salary Deferral Agreement" means a written agreement entered into by a Participant pursuant to the provisions of Section 3.1 of the Plan.

         1.49 "Salary Deferral Contributions" means amounts contributed by the Company or a Participating Employer to the Plan on behalf of a Participant pursuant to the provisions of Section 3.1 of the Plan.

         1.50 "Spouse" means a person legally married to a Participant. Except as otherwise required by ERISA or the Code, neither common law marriage nor any similar relationship will be recognized as marriage for purposes of the Plan. A former Spouse will also be considered a Spouse to the extent provided under a qualified domestic relations order, as defined in Code Section 414(p).

         1.51 "Supplemental Matching Contributions" means a contribution made by the Company or a Participating Employer pursuant to Section 4.1 to ensure that each Participant eligible for a Matching Contribution receives a Matching Contribution or to reinstate amounts previously forfeited from an Employee's Matching Contribution Account that become eligible for reinstatement.

         1.52 "Supplemental Profit Sharing Contribution" means a contribution made by the Company or a Participating Employer pursuant to Subsection 4.3(c) to ensure that each Participant eligible for a Profit Sharing Contribution receives a Profit Sharing Contribution or to reinstate amounts previously forfeited from an Employee's Profit Sharing Account that become eligible for reinstatement.

         1.53 "Taxable Compensation" means, with respect to an Employee for a Plan Year, the Employee's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with a Participating Employer to the extent that the amounts are includable in gross income. "Taxable Compensation" includes, but is not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, expense allowances, and amounts received under an unfunded nonqualified plan in the year the amounts are includable to gross income. Taxable Compensation does not include contributions made by the Participating Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed; distributions from a plan of deferred compensation (other than amounts under an unfunded nonqualified plan in the year the amounts are includable in gross income); or other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee). "Taxable Compensation" also includes Salary Deferral Contributions made on behalf of the Employee for the Plan Year and amounts that would have been payable to the Employee during the Plan Year in the absence of a salary deferral agreement but are excluded for gross income pursuant to Code Sections 125, 457, or 402(g).

         1.54 "Top Heavy Valuation Date" means with respect to a particular Determination Date, the most recent Valuation Date (as defined in Section 1.60) occurring within a 12-month period ending on the applicable Determination Date.

         1.55 "Total and Permanent Disability" means a physical or mental condition that permits a Participant to receive payment under the Company's long term disability plan or that qualifies him for a federal Social Security Act disability benefit.

         1.56 "Transfer Account" means the record of money and assets held by the Trustee for an individual Participant or Beneficiary pursuant to the provisions of the Plan, derived from a Rollover Contribution.

         1.57 "Trust" or "Trust Fund" means all money, securities and other property held under the Trust Agreement for the purposes of the Plan.

         1.58 "Trust Agreement" means the agreement between the Company and the Trustee governing the administration of the Trust, as it may be amended from time to time.

         1.59 "Trustee" means the corporation or individuals appointed by the Board to administer the Trust.

         1.60 "Valuation Date" means a date on which the Investment Funds are valued and the Accounts of Participants are adjusted. Valuation Dates will be each regular business day during which the stock and bond markets are both open during the Plan Year.

         1.61 "Year of Vesting Service" means a Plan Year during which an Employee completes at least 1,000 Hours of Service with a Participating Employer.

         If an Employee, who has earned less than two Years of Vesting Service as of his Break in Service, is subsequently reemployed with the Company or a Participating Employer, the Years of Vesting Service he earned prior to the Break in Service will be reinstated upon his reemployment; provided that the number of his consecutive one year Breaks in Service does not exceed the greater of five years or the total number of his consecutive one year Breaks in Service. If an Employee incurs five or more consecutive one year Breaks in Service and subsequently becomes reemployed, the Years of Vesting Service he earns after such Breaks in Service will not be taken into consideration in determining the nonforfeitable interest of the Employee in his Accounts accrued before such Breaks in Service.

         An Employee who is vested in any portion of his Account, or who separates from employment and is reemployed either (a) after vesting in any portion of his Account or (b) prior to incurring a Break in Service, will continue to vest, starting at the point in the vesting schedule where he or she left employment, in both his or her pre-separation and post-separation Adjusted Balance.


                                   ARTICLE II
                                  PARTICIPATION

         2.1 Eligibility Requirement. Each Employee on June 14, 2000, who was an "eligible employee" as defined under the Great Lakes Savings Plan as of June 14, 2000, will continue to be an Eligible Employee on June 15, 2000. Each other Employee will become an Eligible Employee on the later of June 15, 2000, and his date of hire.

         2.2 Participation. An Eligible Employee who was a participant under the Great Lakes Savings Plan as of June 14, 2000, will continue to be a Participant in this Plan on June 15, 2000, provided he is still an Eligible Employee. Each other Eligible Employee will become a Participant immediately following the date he becomes an Eligible Employee under Section 2.1.

         2.3 Reemployment of a Participant. If the employment of an Eligible Employee who has become a Participant is terminated and if the individual is thereafter reemployed by a

Participating Employer as an Eligible Employee, he will again become eligible to participate under the Plan immediately and may resume having Salary Deferral Contributions made on his behalf as of the date he resumes employment.

         2.4 Employment After Normal Retirement Date. A Participant who attains his Normal Retirement Date and continues to be an Eligible Employee thereafter may elect or continue to enter into Salary Deferral Agreements and will continue to share in the allocation of Matching Contributions and Profit Sharing Contributions.

         2.5 Termination of Eligibility. In the event a Participant transfers from the classification of an Eligible Employee to a noneligible Employee, the former Participant will continue to vest in his interest in the Plan for each Year of Vesting Service completed while a noneligible Employee, until such time as his Account is forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan will continue to share in the earnings of the Trust Fund.

         2.6 Omission of Eligible Employee. If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Participating Employer for the year has been made, the Participating Employer will make a subsequent contribution with respect to the omitted Employee in the amount that the Participating Employer would have contributed with respect to him had he not been omitted. That contribution will be made to the extent it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

         2.7 Inclusion of Ineligible Employee. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Participating Employer will not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to that contribution. In that event, the amount contributed with respect to the ineligible person will constitute a forfeiture for the Plan Year in which the discovery is made.


                                   ARTICLE III
                          SALARY DEFERRAL CONTRIBUTIONS

         3.1 Salary Deferral Contributions.

                  (a) Except as otherwise provided in this Section, each Participant who is hired on or after the Effective Date will have his Compensation reduced by three percent (3%) and that amount will be contributed on his behalf to his Plan by the Participating Employer as Salary Deferral Contributions, until and unless the Participant elects, in accordance with the procedures of this Section and within the time period prescribed by the Committee, (i) to have his Compensation reduced by a different percentage pursuant to Subsection (b), or (ii) to receive that Compensation directly in cash. The Company may also elect, for any Plan Year beginning on or after January 1, 2001, to require that all

         Participants will have their Compensation reduced by three percent (3%), and that amount will be contributed on their behalf to the Plan by the Participating Employers as Salary Deferral Contributions, until and unless a Participant elects, in accordance with the procedures of this Section and within the time prescribed by the Committee, (i) to have his Compensation reduced by a different percentage pursuant to Subsection (b), or (ii) to receive that Compensation directly in cash.

                  (b) For any Plan Year, a Participant may elect to reduce his Compensation from the Company by up to eighteen percent (18%) of that Compensation (in increments of one percent (1%)), as elected by the Participant; provided, however, that no Participant may elect to reduce his Compensation for any Plan Year by an amount in excess of $7,000 or such other amount as may be permitted by the Secretary of the Treasury in accordance with Code Section 402(g). A Participant will make his election by entering into a Salary Deferral Agreement with the Company. Reductions to a Participant's Compensation pursuant to his Salary Deferral Agreement will be made through payroll deductions, commencing with the first payroll period following the first day of the month after he becomes a Participant pursuant to Section 2.2, provided he submits to the Trustee an executed Salary Deferral Agreement at least 30 days before the date on which Salary Deferral Contributions are to begin. Salary Deferral Agreements will be subject to the special rules set forth in this Article III.

                  (c) Each Participating Employer will contribute to the Trust a Salary Deferral Contribution in an amount equal to the amounts designated by Participants employed by that Participating Employer pursuant to their Salary Deferral Agreements and deducted from their paychecks during the payroll period.

                  3.2 Administrative Rules Governing Salary Deferral Agreements.

                  (a) A Participant may change the percentage of his Compensation that is subject to a Salary Deferral Agreement, within the percentage limits set forth in Subsection 3.1(a) of the Plan, at any time by notifying the Trustee in accordance with the procedures prescribed by the Committee or the Trustee. Such a change will become effective as of the first day of the first payroll period that begins after the Participant notifies the Trustee.

                  (b) Salary Deferral Contributions will be held uninvested by the Company and will not accrue earnings until remitted to the Trustee, which will be not less frequently than monthly. In no event will a Participating Employer pay to the Trustee its Salary Deferral Contribution with respect to a particular month or payroll period later than the 15th business day of the month following the month in which the Salary Deferral Contribution is withheld from Participants' paychecks.

                  (c) If a Participant's Salary Deferral Contributions exceed the limitations in Subsection 3.1(b) above, the following will apply:

                           (i) Any election that is in excess of the limitations
                  will be invalid and the elected contribution will not be made; and

                           (ii) A Participant may withdraw all or part of any
                  excess made as the result of a mistake of fact by providing notice to the Trustee and complying with the rules of the Committee or the Trustee.

                  3.3      Suspension of Deferral Elections.

                  (a) A Participant may voluntarily suspend an automatic deferral or a Salary Deferral Agreement at any time for an indefinite period of time by notifying the Trustee in the manner prescribed by the Trustee or the Committee. A suspension will be effective as of the first day of the first payroll period that begins after the Trustee is notified of a suspension by the Participant. A Participant will not be permitted to make up deferral amounts for any period of suspension. A Participant who makes an election to suspend an automatic deferral or a Salary Deferral Agreement pursuant to this Section may enter into a new Agreement at any time. To reinstate his deferrals, the Participant must notify the Trustee in accordance with the procedures prescribed by the Committee or the Trustee. A reinstatement of deferrals will be effective as of the first day of the first payroll period that begins after the Trustee is notified of a reinstatement.

                  (b) The Committee or the Trustee, at their election, may amend, suspend or revoke an automatic election or a Salary Deferral Agreement with a Participant at any time if the Committee or the Trustee determines that such amendment or revocation is necessary to ensure that the Annual Additions to the Accounts of a Participant do not exceed the Maximum Permissible Amount for the Participant for that Limitation Year or to ensure that the requirements of Subsection 3.1(b) and Section 3.4 are met for the Plan Year.

                  (c) Notwithstanding any other provisions of this Plan, a Participant who is credited with Hours of Service because of a period of service in the uniformed services of the United States may elect to contribute to the Plan the Salary Deferral Contributions that would have been made on the Participant's behalf pursuant to this Section had he remained a Participant throughout that period of military service ("make-up contributions"). The amount of make-up contributions will be determined based on the Participant's Compensation in effect immediately prior to the period of military service and the terms of the Plan in effect at that time. Any make-up contributions will be limited as provided in Section 3.4 with respect to the Plan Year to which the contributions relate rather than the Plan Year in which the make-up contributions are made. Any make-up contributions pursuant to this Subsection (c) will be made during the period, beginning on the date of reemployment, the duration of which is the lesser of three times the period of absence or five years. Investment earnings and losses on make-up contributions will be credited under Article V commencing with the date the make-up contribution is made. Make-up contributions will be treated as Annual Additions with respect to the Plan Year to which the contributions relate rather than the Plan Year in which they are paid to the Trust.

                  3.4 Limitations on Salary Deferral Contributions.

                  (a) Notwithstanding anything to the contrary contained elsewhere in the Plan or contained in any Salary Deferral Agreement, any automatic deferral or Salary Deferral Agreement entered into with respect to any Plan Year will be valid only if one of the tests set forth in Subsection (b) is satisfied for the Plan Year or, if neither of the tests is satisfied, after the distributions described in Subsection (c) are made.

                  (b) Subject to Subsection (c), the Actual Deferral Percentage for Highly Compensated Eligible Employees for each Plan Year must pass one of the following tests:

                           (i) The Actual Deferral Percentage for Highly
                  Compensated Eligible Employees for a Plan Year must not be more than the Actual Deferral Percentage of all other Eligible Employees for the preceding Plan Year multiplied by 1.25; or

                           (ii) The Actual Deferral Percentage for Highly
                  Compensated Eligible Employees for a Plan Year must not be more than the lesser of (A) the Actual Deferral Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 2.0 or (B) two percentage points more than the Actual Deferral Percentage for all other Eligible Employees for the preceding Plan Year.

                  (c) If at the end of any Plan Year neither of the tests set forth in Subsection (b) is satisfied for the Plan Year, then:

                           (i) Salary Deferral Contributions for the Plan Year
                  by Highly Compensated Eligible Employees will be reduced as described in Paragraph (ii).

                           All Salary Deferral Contributions so reduced,
                  adjusted for earnings, gains and losses allocable thereto, will be allocated and distributed in the manner provided in
                  Section 3.5.

                           (ii) If a reduction is required pursuant to Paragraph
                  (i), the Salary Deferral Contributions of Highly Compensated Eligible Employees and the Trust Fund earnings or losses allocable to such Salary Deferral Contributions will be reduced and refunded until one of the Actual Deferral Percentage tests in Subsection (b) is satisfied. The determination of excess Salary Deferral Contributions will be made in accordance with the following steps:

                                    Step 1: The deferral ratio of the Highly
                           Compensated Eligible Employee with the highest deferral ratio will be reduced to the higher of (A) the deferral ratio necessary to enable the Plan to satisfy the limitations of Subsection (b) or (B) the deferral ratio of the Highly Compensated Eligible Employee with the next highest deferral ratio.

                                    Step 2: The foregoing process will be
                           repeated until the limitations of Subsection (b) are satisfied. The portion of any Salary Deferral Contribution that has been contributed to the Plan and must be reduced pursuant to this Section will be regarded as an excess Salary Deferral Contribution.

                           The allocation and distribution of excess Salary
                  Deferral Contributions for any Plan Year will be made in accordance with the following steps:

                                    Step 1: The Committee or its designee will
                           calculate the aggregate dollar amount of Salary Deferral Contributions for Highly Compensated Eligible Employees that is in excess of the amount permitted under Subsection (b).

                                    Step 2: The Salary Deferral Contributions of
                           the Highly Compensated Eligible Employee with the highest dollar amount of Salary Deferral Contributions will be reduced by the lesser of (A) the amount required to cause that Highly Compensated Eligible Employee's Salary Deferral Contributions to equal the dollar amount of the Salary Deferral Contributions of the Highly Compensated Eligible Employee with the next highest dollar amount of Salary Deferral Contributions or (B) an amount equal to the total amount of excess Salary Deferral Contributions. This amount will be distributed to the Highly Compensated Eligible Employee with the highest dollar amount of Salary Deferral Contributions, subject to the provisions of Section 3.5. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the aggregate excess Salary Deferral Contributions determined in Step 1, the lesser reduction amount will be distributed.

                                    Step 3: If the total amount of Salary
                           Deferral Contributions distributed as a result of the application of Step 2 is less than the aggregate excess Salary Deferral Contributions determined in Step 1, reductions will continue to be made in accordance with Step 2 until the total amount distributed equals the aggregate excess Salary Deferral Contributions determined in Step 1.

                           (iii) Automatic deferrals and Salary Deferral
                  Agreements entered into by all Participants who are not Highly Compensated Eligible Employees will be valid and Salary Deferral Contributions made by a Participating Employer for such Participants will not be changed pursuant to this Section 3.4.

                  (d) For purposes of the Actual Deferral Percentage test, the Plan will take into account the actual deferral ratios of all Eligible Employees. An Eligible Employee is any Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for any portion of the Plan Year and includes: an Employee who would be a Participant but for the failure to make required contributions; an Employee whose eligibility to make elective contributions has been suspended because of an election (other than certain one-time elections) not to participate or the receipt of a hardship distribution; and an Employee who cannot defer because of the Code Section 415 limits on Annual Additions. In the case of an Eligible Employee who makes no elective contributions, the deferral ratio that is to be included in determining the Actual Deferral Percentage is zero.

                  (e) In determining whether the Plan satisfies the Actual Deferral Percentage test, all elective contributions that are made under two or more plans that are aggregated for the purposes of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

                  (f) In calculating the Actual Deferral Percentage for purposes of Code Section 401(k), the actual deferral ratio of a Highly Compensated Employee will be determined by treating all cash or deferred arrangements under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single arrangement.

                  (g) In determining whether the Plan satisfies the Actual Deferral Percentage test, the test for each Participating Employer that is not a Related Company will be calculated separately.

                  (h) The amount of excess Salary Deferral Contributions to be distributed will be reduced by excess deferrals previously distributed in the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year will be reduced by the excess Salary Deferral Contributions previously distributed for the Plan Year beginning in that taxable year.

                  (i) Any excess Salary Deferral Contributions that are distributed will include the income allocable thereto. The income allocable to excess Salary Deferral Contributions includes income for the Plan Year for which the excess Salary Deferral Contributions were made. The fractional method of allocating income contained in Treasury Regulation 1.401(k)-1(f)(4)(ii)(C) will be used for computing income allocable to excess Salary Deferral Contributions for the Plan Year. The safe harbor method of allocating gap period income contained in Treasury Regulation 1.401(k)-1(f)(4)(ii)(D) will be used for computing the income allocable to excess Salary Deferral Contributions for the gap period.

         3.5 Return of Certain Salary Deferral Contributions. If a Salary Deferral Contribution made by a Participating Employer for a Highly Compensated Eligible Employee is reduced pursuant to Subsection 3.4(d) or Section 4.5 in accordance with Code Section 401(k), the amount so reduced, along with the associated Matching Contributions, will, after adjustment for earnings, gains and losses allocable thereto, be returned by the Trustee directly to the Participant no later than the March 15 following the end of the Plan Year.

         3.6 Distributions from Salary Deferral Accounts. Except as provided in
Section 3.5 above, and subject to the provisions of Article IX, a Participant's Salary Deferral Account will not be distributable other than upon: (a) the Participant's death, Total and Permanent Disability, Retirement or separation from service; (b) the Participant's attainment of age 59 1/2;or (c) hardship (as defined in Section 6.5).


                                   ARTICLE IV
                     MATCHING CONTRIBUTIONS, PROFIT SHARING
                    CONTRIBUTIONS, AND ROLLOVER CONTRIBUTIONS

         4.1.     Matching Contributions.

                  (a) Subject to Sections 4.2 and 4.8, the Participating Employers will contribute a Matching Contribution to the Trust for each Participant for each payroll period during the Plan Year in an amount determined from time to time by the Company in its discretion. If the Company, in its discretion, decides to make Matching Contributions for a Plan Year, the Matching Contribution for each Participant will be equal to seventy-five percent (75%) of the first six percent (6%) of the Compensation contributed by the Participant during the payroll period as a Salary Deferral Contribution.

                  Matching Contributions will not accrue earnings until remitted to the Trustee, which will be not later than as of the last day of the Plan Year during which such Salary Deferral Contributions are made, except that Matching Contributions with respect to Salary Deferral Contributions that are made in December of any Plan Year will be remitted to the Trustee in the following Plan Year. It is the Company's intent that Matching Contributions on Participants' Salary Deferral Contributions will be made in cash on a bi-weekly basis and allocated to Participants' Accounts on a bi-weekly basis; provided, however, the Company or a Participating Employer may make a year end Supplemental Matching Contribution if necessary to assure that each Participant eligible for a Matching Contribution on his Salary Deferral Contributions receives his Matching Contribution and provided further that all Matching Contributions will be allocated to Participants' accounts as of December 31 of the Plan Year for which they are made.

                  (b) Matching Contributions will be made in the form specified in Section 4.5, however, to the extent that forfeitures of any Matching Contributions arise under Section 5.7 or Section 12.6, the amount of such forfeitures will be used first to pay the administrative expenses of the Plan, including asset management fees, and then used as part of the Matching Contribution requirement for the period during which those forfeitures occur, and the amount of cash or other property required from the Company or a Participating Employer for those Matching Contributions will be reduced accordingly.

                  (c) Supplemental Matching Contributions will be made on a Valuation Date in the amount necessary to reinstate amounts previously forfeited from an Employee's Matching Account that became eligible for reinstatement during the preceding period pursuant to Subsection 5.7(c) or Section 12.6.

                  4.2 Limitations on Matching and Profit Sharing Contributions.

                  (a) Subject to Subsection (b), the Actual Contribution Percentage for Highly Compensated Eligible Employees for each Plan Year must meet one of the following tests:

                           (i) The Actual Contribution Percentage for Highly
                  Compensated Eligible Employees for a Plan Year must not be more than the Actual Contribution Percentage of all other Eligible Employees for the preceding Plan Year multiplied by 1.25; or

                           (ii) The Actual Contribution Percentage for Highly
                  Compensated Eligible Employees for a Plan Year must not be more than the lesser of (A) the Actual Contribution Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 2.0, and (B) two percentage points more than the Actual Contribution Percentage of all Eligible Employees for the preceding Plan Year.

                  (b) In the event that neither of the tests set forth in Subsection (a) is passed with respect to a Plan Year, the Trustee will distribute the excess Matching Contributions (and gains and losses allocable thereto) for the Plan Year to Highly Compensated Eligible Employees or forfeit the excess Matching Contributions. The determination of excess Matching Contributions will be made in accordance with the following steps:

                           Step 1: The contribution ratio of the Highly
                  Compensated Eligible Employee with the highest contribution ratio will be reduced to the higher of (A) the contribution ratio necessary to enable the plan to satisfy the limitations of Subsection (a), or (B) the contribution ratio of the Highly Compensated Eligible Employee with the next highest contribution ratio.

                           Step 2: The foregoing process will be repeated until
                  the limitations of Subsection (a) are satisfied. That portion of any Matching Contribution that is reduced pursuant to this Section will be regarded as an excess Matching Contribution.

                  (c) Excess Matching Contributions will be allocated and distributed in accordance with the following steps:

                           Step 1: The Committee or its designee will calculate
                  the aggregate dollar amount of Matching Contributions for Highly Compensated Eligible Employees that is in excess of the amount permitted under Subsection (a).

                           Step 2: The Matching Contributions of the Highly
                  Compensated Eligible Employee with the highest dollar amount of Matching Contributions will be reduced by the lesser of (A) the amount required to cause that Highly Compensated Eligible Employee's Matching Contributions to equal the dollar amount of the Matching Contributions of the Highly Compensated Eligible Employee with the next highest dollar amount of Matching Contributions, or (B) the total amount of excess Matching Contributions. The vested amount of any excess Matching Contribution will be distributed (along with the gains or losses attributable thereto) to the Highly Compensated Eligible Employee with the highest dollar amount no later than March 15 following the end of the Plan Year. The non-vested portion of any excess Matching Contribution (along with gains or losses attributable thereto) will be forfeited as of the last day of the Plan Year and used pursuant to Subsection 4.1(b). However, if a lesser reduction, when added to the total dollar amount already distributed under this Step, would equal the aggregate excess Matching Contributions determined in Step 1, the lesser reduction amount will be distributed.

                           Step 3: If the total amount of Matching Contributions
                  distributed is less than the aggregate excess Matching Contributions determined in Step 1, reductions will continue to be made in accordance with Step 2 until the aggregate amount of Matching Contributions distributed equals the aggregate excess Matching Contributions determined in Step 1.

                  (d) For purposes of determining the Actual Contribution Percentage, the Plan will take into account the actual contribution ratios of all Eligible Employees. An Eligible Employee is any Employee who is directly or indirectly eligible to receive a Matching Contribution or Profit Sharing Contribution or make Salary Deferral Contributions and includes: an Employee who would be a Participant but for the failure to make required contributions; an Employee whose right to make Salary Deferral Contributions has been suspended because of an election not to participate; and an Employee who cannot make any Salary Deferral Contributions or receive a Matching Contribution or Profit Sharing Contribution because Code Section 415(c) prevents the Employee from receiving additional Annual Additions. In the case of an Eligible Employee who makes no Salary Deferral Contributions, the contribution ratio that is to be included in determining the Actual Contribution Percentage is zero.

                  (e) In determining whether the Plan satisfies the Actual Contribution Percentage test, all matching contributions that are made under two or more plans that are aggregated for the purposes of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Code Section 401(m), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

                  (f) The actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to Code
         Section 401(m) under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single arrangement.

                  (g) In determining whether the Plan satisfies the Actual Contribution Percentage test, the test for each Participating Employer that is not a Related Company will be calculated separately.

                  (h) Notwithstanding the foregoing provisions of this Section 4.2, the reduction of Matching Contributions with respect to Highly Compensated Eligible Employees will be carried out in a manner that will meet the requirements of Code Section 401(a)(4).

                  (i) Any excess Matching Contributions that are distributed (or forfeited, if applicable) will include the income allocable thereto. The income allocable to excess Matching Contributions includes income for the Plan Year for which the excess aggregate contributions were made. The fractional method of allocating income contained in Treasury Regulation 1.401(m)-1(e)(3)(ii)(C) will be used for computing income allocable to excess Matching Contributions for the Plan Year. The safe harbor method of allocating gap period income contained in Treasury Regulation 1.401(m)-l(e)(3)(ii)(D) will be used for computing income allocable to excess Matching Contributions for the gap period.

         4.3 Profit Sharing Contributions.

                  (a) Subject to Sections 4.2, 4.6 and 5.6, the Company or a Participating Employer may contribute to the Trust for each Participant who is an eligible Participant a Profit Sharing Contribution in an amount to be determined from time to time by the Company or a Participating Employer in its discretion out of its current or accumulated Net Profits. If the Company or a Participating Employer achieves its EVA targets for the applicable calendar year and determines, in its discretion, to make a Profit Sharing Contribution, that contribution will be equal to 33-1/3 percent (33-1/3%) of the first six percent (6%) (or two percent (2%)) of each eligible Participant's Compensation. A Participant is eligible to receive the Profit Sharing Contribution under this Section for a Plan Year only if the Participant has voluntarily elected to defer six percent (6%) or more of his Compensation as a Salary Deferral Contribution during that Plan Year unless the Company or a Participating Employer determine for a Plan Year that Participants who elect to defer less than six percent (6%) of their Compensation are eligible. Profit Sharing Contributions will be allocated to the Accounts of eligible Participants as of the last day of the Plan Year in which the Profit Sharing Contribution is made except as provided in Subsection 5.3(b).

                  (b) Profit Sharing Contributions will be made in the form specified in Section 4.5. However, to the extent forfeitures in a Profit Sharing Account arise under Sections 5.7 or 12.6, the entire amount of such forfeitures will be used first as part of the Profit Sharing Contribution requirement for the period during which such forfeitures occur, and the amount of Company stock required by the Company or a Participating Employer for those Profit Sharing Contributions will be reduced accordingly, and then will be used to pay the administrative expenses of the Plan, including asset management fees.

                  (c) Supplemental Profit Sharing Contributions will be made on a Valuation Date in the amount necessary to reinstate amounts previously forfeited from an Employee's Profit Sharing Account that became eligible for reinstatement during the preceding period pursuant to Subsection 5.7(c) or Section 12.6.

         4.4 Timing of Contributions. Matching Contributions and Profit Sharing Contributions made with respect to a Plan Year or any part thereof will in no event be made later than the time prescribed by law for filing the income tax return of the Company, including extensions thereto, for the fiscal year of the Company during which such Plan Year begins.

         4.5      Forms of Contributions.

                  (a) Matching Contributions will be made in cash or in the Company's common stock, as determined by the Company in its discretion.

                  (b) Profit Sharing Contributions will be made in shares of the Company's common stock. The number of shares of Company stock to be contributed will be determined by dividing the amount of Profit Sharing Contributions for the applicable Plan Year, as determined under Subsection 4.3(a), by the closing price of the Company's stock on the NASDAQ National Stock Market for the date the Profit Sharing Contributions are made to the Trust.

         4.6 Limitations on Contributions. In no event will the aggregate amount of Matching Contributions, Profit Sharing Contributions, and Salary Deferral Contributions contributed by the Company or a Participating Employer for any Plan Year exceed the maximum deduction allowable by Code Section 404 nor will the aggregate amount of Annual Additions exceed the Maximum Permissible Amount in accordance with Code Section 415.

         4.7 Rollover Contributions. An Employee who has received a distribution of his interest in a qualified plan of a former employer may elect to deposit all or any portion (as designated by such Employee in writing to the Committee or the Trustee) of the amount of his distribution as a Rollover Contribution to the Plan. A Rollover Contribution may be made only within 60 days following the date the Employee receives the distribution from the plan of his former employer (or within such additional period as may be provided under Code Section 408 if the Employee will have made a timely deposit of the distribution in an individual retirement account). In accordance with the terms of Code Section 401(a)(31), the Trustee may also receive a Rollover Contribution directly from the Trustee under the plan of the former employer of all or any portion as designated by such Employee in writing to the Committee or the Trustee of the amount that would otherwise be distributable to the Employee from such plan.

         The Committee or the Trustee will establish rules and procedures to implement this Section 4.6, including, without limitation, such procedures as may be appropriate to permit the Committee or the Trustee to verify the tax qualified status of the plan of the former employer and compliance with any applicable provisions of the Code relating to Rollover Contributions. The amount contributed or transferred to the Trustee pursuant to this Section will be placed in the

Employee's Transfer Account for the benefit of the Employee. Each Transfer Account will share in the earnings, gains and losses of the Trust Fund as set forth in Section 5.8 of the Plan and will be distributed at the same times and in the manner set forth in Article VI below.

         4.8 Limitations on Aggregate Contributions. If, for any Plan Year, the sum of the Actual Deferral Percentage and the Actual Contribution Percentage of Highly Compensated Eligible Employees exceeds the "aggregate limit," the Trustee will distribute to Highly Compensated Eligible Employees excess contributions and excess aggregate contributions (and gains or losses allocable thereto) in accordance with regulations issued under Code Section 401(m)(9) no later than the March 15 following the end of the Plan Year. Subject to Section 5.6, the Trustee generally will make distributions to a Highly Compensated Eligible Employee from his Accounts in the following order: (1) Salary Deferral Contributions (and gains or losses allocable thereto), and (2) Matching Contributions (and gains or losses allocable thereto). The "aggregate limit" with respect to any Plan Year means the greater of (a) or (b) below, where:

                  (a)      Equals the sum of:

                           (i) 1.25 times the greater of the Actual Deferral
                  Percentage or Actual Contribution Percentage for the preceding Plan Year of Participants who are not Highly Compensated Eligible Employees, and

                           (ii) Two percentage points plus the lesser of the
                  Actual Deferral Percentage or Actual Contribution Percentage for the preceding Plan Year of Participants who are not Highly Compensated Eligible Employees; provided that in no event will this amount exceed two hundred percent (200%) of the Actual Deferral Percentage or Actual Contribution Percentage for the preceding Plan Year of those Participants who are not Highly Compensated Eligible Employees.

                  (b)      Equals the sum of:

                           (i) 1.25 times the lesser of the Actual Deferral
                  Percentage or Actual Contribution Percentage for the preceding Plan Year of Participants who are not Highly Compensated Eligible Employees, and

                           (ii) Two percentage points plus the greater of the
                  Actual Deferral Percentage or Actual Contribution Percentage for the preceding Plan Year of Participants who are not Highly Compensated Eligible Employees; provided, that in no event will this amount exceed two hundred percent (200%) of the Actual Deferral Percentage or Actual Contribution Percentage for the preceding Plan Year of those Participants who are not Highly Compensated Eligible Employees.

         The foregoing provisions of this Section will apply in a Plan Year only if the Actual Deferral Percentage for Highly Compensated Eligible Employees for the Plan Year exceeds 1.25 times the Actual Deferral Percentage for all other Eligible Employees for the preceding Plan Year and the Actual Contribution Percentage for Highly Compensated Eligible Employees for the Plan Year exceeds 1.25 times the Actual Contribution Percentage for all other Eligible Employees for the preceding Plan Year.

         To the extent that, due to an error, the limitations of this Section are exceeded for a Plan Year, the determination of the amount in excess of the aggregate limit will be made in accordance with the following steps:

                           Step 1: The deferral ratio of the Highly Compensated
                  Eligible Employee with the highest deferral ratio will be reduced to the higher of (A) the deferral ratio necessary to enable the Plan to satisfy the limitations of this Section, or
                  (B) the deferral ratio of the Highly Compensated Eligible Employee with the next highest deferral ratio.

                           Step 2: The foregoing process will be repeated until
                  the limitations of this Section are satisfied. That portion of any Salary Deferral Contribution attributable to a reduction in an Eligible Employee's deferral ratio pursuant to this Section will be regarded as an excess aggregate contribution.

                  (c) The total dollar amount of excess aggregate contributions will be allocated and distributed to some or all Highly Compensated Eligible Employees in accordance with the following steps:

                           Step 1: The Trustee will reduce the Salary Deferral
                  Contributions of the Highly Compensated Eligible Employee with the highest dollar amount of excess aggregate contributions by the lesser of (A) the amount required to cause that Eligible Employee's Salary Deferral Contributions to equal the Salary Deferral Contributions of the Highly Compensated Eligible Employee with the next highest dollar amount or (B) the total amount of excess aggregate contributions. This process will be repeated until all excess aggregate contributions are allocated.

                           Step 2: The Trustee will distribute any vested excess
                  aggregate contribution, together with all income allocable thereto, to the Highly Compensated Eligible Employee to whom they were allocated pursuant to Step 1 within one year after the end of the Plan Year for which they were made. Any non-vested excess aggregate contribution allocated to a Highly Compensated Eligible Employee for a Plan Year, together with all income allocable thereto, will be forfeited as of the last day of the Plan Year and treated as provided in Section 5.7.


                                    ARTICLE V
                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

         5.1 Separate Accounts. The Committee will create and maintain a separate Account for each Participant as needed. Each Participant's Account will consist of the following, as applicable to the Participant: a Salary Deferral Account, a Matching Contribution Account, a Profit Sharing Account, and a Transfer Account. Participants' Accounts are primarily for accounting purposes and do not require a segregation of the Trust Fund. The Committee may delegate the responsibility for the maintenance of the Accounts to the Trustee or any agent or agents.

         5.2 Suspense Account. The Committee or its designee will maintain a suspense account, if necessary, pursuant to the provisions of Sections 5.6. The investment of the balance in the suspense account will be within the sole discretion of the Trustee.

         5.3 Allocation of Matching Contributions and Profit Sharing Contributions.

                  (a) The Matching Contribution Account of each Participant will be credited with a Matching Contribution bi-weekly as of a Valuation Date. The amount of the Matching Contribution made by a Participating Employer for a Participant will be equal to the Matching Contribution to which the Participant is entitled pursuant to Section 4.1 for the payroll period ending on or immediately prior to such Valuation Date, less any amounts returned, distributed, or forfeited in accordance with Sections 4.2 or 4.8. An allocation pursuant to this Section 5.3 will be made only to the Matching Contribution Account of a Participant whose Compensation was reduced through payroll deductions pursuant to a Salary Deferral Agreement during the payroll period ending on such Valuation Date.

                  (b) The Profit Sharing Account of each Participant who is eligible to receive a Profit Sharing Contribution under Section 4.3 will be allocated with a Profit Sharing Contribution as of the last day of each Plan Year, if the Participant is employed by a Participating Employer on the last day of the Plan Year. However, if an Employee terminates employment with all Participating Employers during the Plan Year, an otherwise eligible Participant still will be eligible to receive a Profit Sharing Contribution for the Plan Year as long as he has completed at least 500 Hours of Service prior to said termination of employment.

         5.4 Allocation of Salary Deferral Contributions. The Salary Deferral Contribution of each Participant will be allocated to his Salary Deferral Account on a bi-weekly basis after the Salary Deferral Contributions are received by the Trustee. The amount allocable will be equal to (a) the amount that the Participant has elected to defer under his automatic election or Salary Deferral Agreement, minus (b) any applicable amounts refunded pursuant to the provisions of Subsections 3.1(a) and 3.4(c), and Sections 4.2 and 4.8.

         5.5 Allocation of Rollover Contributions. Rollover Contributions made by or for an Employee will be allocated to his Transfer Account as of the Valuation Date coinciding with or next following receipt of those contributions by the Trustee.

         5.6 Maximum Allocation.

                  (a) Except as provided in Subsection (b) below, the allocations to the Account of any Participant in any Limitation Year will be limited so that the Participant's Annual Additions for that Year do not exceed the Maximum Permissible Amount.

                  (b) If the foregoing limitation on allocations would be exceeded in any Limitation Year for any Participant as a result of reasonable error in estimating a Participant's Compensation or under such other limited facts and circumstances that the Commissioner of the Internal Revenue Service, pursuant to Treasury Regulation ss.1.415-6(b)(6), finds justify the availability of this Subsection 5.6(b), the amount in excess of the limits of this Section 5.6 will be placed, unallocated to any Participant, in a suspense account. If a suspense account is in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated to Participants' Accounts (subject to the limits of this Section 5.6) before any contributions that would constitute Annual Additions may be made to the Plan for that Limitation Year. The excess amount allocated pursuant to this Subsection 5.6(b) will be used to reduce Matching Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the Participants in the Plan. The suspense account will not share in the valuation of Participants' Accounts and the allocation of earnings set forth in
         Section 5.8 of the Plan, and the change in fair market value and allocation of earnings attributable to the suspense account will be allocated to the remaining Accounts hereunder as set forth in Section 5.8.

                  (c) Upon termination of the Plan, any amounts in the suspense account at the time of such termination will revert to the Company.

                  (d) If a Participant is entitled to receive an allocation under this Plan and any Related Plan and, in the absence of the limitations contained in this Section 5.6 and in Section 4.6, a Participating Employer would have contributed or allocated to the Account of any Participant an amount for a Limitation Year that would have caused the Annual Additions to the Account of the Participant to exceed the Maximum Permissible Amount for the Limitation Year, then prior to any reduction in contributions or allocations under the Related Plan, the contributions made with respect to the Participant under this Plan will be reduced to the extent necessary so that the allocation of such Annual Additions does not exceed the Maximum Permissible Amount.

                  (e) Any reduction in allocations under this Plan for a Participant's Account required pursuant to Section 5.6 and Code Section 415 will be effected, to the extent necessary, in the following manner:
         (i) first, the Salary Deferral Contribution that would have been made by a Participating Employer for the applicable Limitation Year with respect to the Participant will be reduced; (ii) next, the Matching Contribution that would have been made by a Participating Employer for the applicable Limitation Year with respect to the Participant will be reduced; and (iii) the Profit Sharing Contribution that would have been made by a Participating Employer for the applicable Limitation Year with respect to the Participant will be reduced. The amount of any reductions to Salary Deferral Contributions pursuant to Paragraph (i) of this Subsection
         (e), adjusted for gains, earnings and losses allocable thereto, will be paid by the Company directly to the affected Participant.

         5.7      Vesting, Forfeiture, and Reinstatement of Accounts.

                  (a) Each Participant will at all times be fully vested in the Adjusted Balance (if any) of his Salary Deferral Account and Transfer Account. Each Participant who was a participant in the Great Lakes Savings Plan as of June 14, 2000, will be, as of the Effective Date, one hundred percent (100%) vested in that portion of his Matching Contribution Account and Profit Sharing Account that is attributable to matching and profit sharing contributions made on his behalf to the Great Lakes Savings Plan. Each Participant will become vested in the Adjusted Balance (if any) of his Matching Contribution Account attributable to Matching Contributions under this Plan based on his Years of Vesting Service, in accordance with the following schedule:

                       Completed Years                  Portion of Adjusted
                     of Vesting Service                Balance That is Vested
                     ------------------                ----------------------
                       Less than 2                              0%
                           2                                   20%
                           3                                   40%
                           4                                   60%
                           5                                   80%
                       6 or more                              100%

         For this purpose, an Employee will be credited with Years of Vesting Service for his employment with Great Lakes Chemical Corporation or a Participating Employer prior to June 15, 2000. Notwithstanding the foregoing, the Adjusted Balance (if any) in the Matching Contribution Account and Profit Sharing Account of any Participant will at all times be one hundred percent (100%) vested upon the death, Total and Permanent Disability, or the attainment of his Normal Retirement Date by the Participant while still an Employee.

                  (b) Each Participant will be zero percent (0%) vested in the Adjusted Balance (if any) of his Profit Sharing Account until he has completed three Years of Vesting Service and will become one hundred percent (100%) vested in the Adjusted Balance (if any) of his Profit Sharing Account after he completes three Years of Vesting Service. For this purpose, an Employee will be credited with Years of Vesting Service for his employment with Great Lakes Chemical Corporation or a Participating Employer prior to June 15, 2000.

                  (c) If a merger or consolidation of the Company, or a sale or transfer of substantially all of the common stock or assets of the Company, results in the Company no longer being a Related Company to Great Lakes Chemical Corporation, each Participant will become one hundred percent (100%) vested in the Adjusted Balance of his Matching Contribution Account and Profit Sharing Account as of the date of the merger, consolidation, transfer, or sale.

                  (d) If an Employee terminates his employment with all Participating Employers or incurs a one-year Break in Service, and at such time the Adjusted Balance in his Matching Contribution Account and Profit Sharing Account are not one hundred percent (100%) vested, the non-vested portion of his Accounts will become a forfeiture as of the earlier of (i) the Valuation Date as of which the Employee's vested balance in his Accounts is distributed to him, or (ii) the Valuation Date that next follows the Employee's Normal Retirement Date. For purposes of (i) in the preceding sentence, if an Employee terminates his employment with all Participating Employers and the Adjusted Balance in his Matching Contribution Account and Profit Sharing Account is zero percent (0%) vested, the Employee will be deemed to have received a distribution of his vested balance in his Accounts as of the Valuation Date that immediately follows his termination of employment. All forfeitures arising from a Participant's Matching Contribution Account will be used to pay the Plan's administrative expenses or reduce the Participating Employers' contributions to the Plan in accordance with the provisions of Subsection 4.1(b). All forfeitures arising from a Participant's Profit Sharing Account will be used to pay the Plan's expenses or reduce the Participating Employers' contributions to the Plan in accordance with the provisions of Section 4.3.

                  (e) Any former Participant who forfeited all or a portion of his Matching Contribution Account or Profit Sharing Account and who again becomes an Employee will be entitled to a reinstatement of the amount forfeited, without adjustment for any investment earnings, provided he repays to the Trust the full amount distributed to him before the date on which he incurs five consecutive Breaks in Service after the date of the distribution. Amounts restored will come from Trust income and, to the extent necessary, forfeitures. If Trust income and forfeitures are insufficient to restore the forfeited amounts, the Employer will make an additional contribution sufficient to restore the forfeited amount. The additional Employer contribution will not constitute an Annual Addition.

         5.8 Allocations and Adjustments to Accounts. As of each Valuation Date, and subject to Subsection 9.4(e), the Trustee will determine, on the cash basis of accounting, the Adjusted Balance of each Account of each Participant in the following manner:

                  (a) As soon as practicable after each Valuation Date, the Trustee will determine the earnings and the amount of any realized or unrealized appreciation or depreciation in the fair market value of each of the Investment Funds determined as of the Valuation Date or the next previous business day if the Valuation Date falls on Saturday, Sunday or holiday. In determining such value, the Trustee will use such generally accepted methods and bases as the Trustee, in its discretion, deems advisable. The judgment of the Trustee as to the fair market value of any asset will be presumptively conclusive and binding on all persons.

                  (b) The earnings on contributions made pursuant to Sections 3.1, 4.1, 4.3, and 4.7 that have been initially invested in short term investment obligations selected by the Trustee from time to time pending allocation to one or more of the Investment Funds will be allocated to a Participant's applicable Account in the same proportion as the contributions are allocated. The amount of earnings on these contributions will be determined by multiplying the total amount of the earnings by a fraction, the numerator of which is the amount of the contributions allocated to a Participant's Account for that period and the denominator of which is the total amount of the contributions allocated to all Participants' Accounts for that period.

                  (c) Subject to (f) below, the earnings and market appreciation or depreciation of each Investment Fund for a period (including earnings and appreciation or depreciation attributable to the investment of any suspense account in the Investment Fund) will be allocated to each applicable Account (excluding any suspense account) that is invested in the Investment Fund on the current Valuation Date by multiplying the earnings and market appreciation or depreciation of the Fund by a fraction, the numerator of which is the Adjusted Balance of the Account invested in the applicable Fund as of the prior Valuation Date and the denominator of which is the total of the Adjusted Balances of all Accounts (excluding any suspense account) invested in the Fund as of the prior Valuation Date. Each Account in the Investment Fund (excluding any suspense account) will be adjusted by adding thereto or subtracting therefrom its share of the earnings and market appreciation or depreciation of each Investment Fund as determined by the preceding sentence.

                  (d) Subject to (f) below, each Account will then be further adjusted by adding to it the amount of contributions allocable to the Account for each Participant pursuant to Sections 5.3, 5.4, and 5.5 for the period or, if applicable, the Plan Year ending on that Valuation Date.

                  (e) Subject to (f) below, following the above adjustments to each Account, there will be deducted from each Account the distributions, loans and withdrawals made from the Account since the prior Valuation Date.

                  (f) For purposes of allocating earnings and market appreciation or depreciation, as described in (c) above, the Trustee may credit contributions pursuant to (d) above and charge distributions, loans and withdrawals pursuant to (e) above as of the prior Valuation Date on the actual date of contribution, distribution, loan or withdrawal, or on any other basis of recognition as will be consistently and equitably applied to all such contributions, distributions, loans or withdrawals. Any basis of allocating earnings and market appreciation or depreciation, or of recognizing contributions, distributions, loans or withdrawals, which differs from that described in (c), (d) and (e) above will be fully described in the written record of the proceedings of the Committee, which is to be maintained in accordance with Section 7.6.

                                   ARTICLE VI
                               PAYMENT OF BENEFITS

         6.1 Payments on Termination for Reasons Other Than Death. Upon termination of employment of a Participant for any reason other than death, the Committee will notify the Trustee in writing of the Participant's termination and the Trustee will then make payment of the vested portion of the Adjusted Balance of the Participant's Account in accordance with the authority delegated to it by the Committee and the provisions of Sections 6.3 and 6.4.

         6.2 Payments on Death.

                  (a) Upon the death of a Participant, the Committee will promptly notify the Trustee in writing of the Participant's death and the name of his Beneficiary and the Trustee will then make payment of the Adjusted Balance of the Participant's Account in accordance with the authority delegated to it by the Committee and the provisions of Sections 6.3 and 6.4.

                  (b) Subject to Subsection (c) below, each Participant will have the right to designate, by giving a written designation to the Committee or the Trustee, a person, persons or entity as Beneficiary to receive the death benefit provided under this Section 6.2. Successive designations may be made, and the last designation received by the Committee or the Trustee prior to the death of the Participant will be effective and will revoke all prior designations. If a designated Beneficiary dies before the Participant, his interest will terminate and, unless otherwise provided in the Participant's designation, the deceased Beneficiary's interest will be paid in equal shares to those Beneficiaries, if any, who survive the Participant. A single Beneficiary designation will apply to all of a Participant's Accounts under the Plan. Subject to Subsection (c) below, the Participant will have the right to revoke the designation of any Beneficiary without the consent of the Beneficiary.

                  (c) The death benefits of any Participant who is married at the date of his death will be paid in full to his surviving Spouse in a single lump sum in accordance with Sections 6.3 and 6.4. Notwithstanding the preceding sentence, the death benefits provided pursuant to Subsection 6.2(a) will be distributed to a married Participant's Beneficiary (if any) designated as provided in Subsection
         (b), if the Participant's surviving Spouse consented to such designation by the Participant, prior to the date of his death, in writing and in accordance with the requirements of Code Section 417.

                  (d) If a Participant fails to designate a Beneficiary, or if a designation is for any reason illegal or ineffective, or if no Beneficiary survives the Participant, his death benefits will be paid:

                           (i) to his surviving Spouse;

                           (ii) if there is no surviving Spouse, to his
                  descendants (including legally adopted children or their descendants) per stirpes,

                           (iii) if there is neither a surviving Spouse nor
                  surviving descendants, to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law, or

                           (iv) in the event that there is no such
                  representative duly appointed and qualified within six months after the date of death of the deceased Participant, then to such persons as, at the date of his death, would be entitled to share in the distribution of the deceased Participant's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

                  (e) The Committee or its designee may determine the identity of the distributees, and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other paper believed by it to be genuine, and upon any evidence believed by it sufficient.

         6.3 Commencement of Payments.

                  (a) Subject to the following provisions of this Section, upon the termination of a Participant's employment with all Participating Employers (by reason of death or otherwise) the vested portion of the Adjusted Balance of his Account will become available for payment to him (or his Beneficiary, if applicable) no later than the 60th day of the Plan Year next following the Plan Year in which his termination occurs.

                  (b) If the value of a Participant's Account as of any Valuation Date exceeds $5,000, and the Adjusted Balance is not immediately distributable, a Participant (or his Beneficiary, if applicable) may elect to receive payment of the vested portion of the Adjusted Balance of the Participant's Account as of any Valuation Date that follows the date of termination of the Participant's employment. Such election must be made in writing to the Trustee, must be irrevocable, and must be made pursuant to any other rules as the Committee or the Trustee may promulgate. Not more than 90 days and not less than 30 days prior to such payment, the Trustee will provide the Participant with notice of his right to defer the payment until his attainment of his Normal Retirement Date. Payment to the Participant (or his Beneficiary, if applicable) will be made within 90 days following the aforementioned Valuation Date. A Participant may elect to waive the minimum 30 day period between receipt of the notice described above and the date of payment pursuant to Section 6.11.

                  (c) If the Adjusted Balance of a Participant's Account is $5,000 or less as of any Valuation Date, or if the Participant has reached his Normal Retirement Date as of such Valuation Date, and the Participant has terminated his employment with all Participating Employers, the Plan will pay the vested portion of the Adjusted Balance of the Participant's Account to him (or his Beneficiary, if applicable) at any time during the period immediately following such Valuation Date, and such payment will constitute a complete satisfaction of the Participant's (or Beneficiary's, if applicable) interest in the Plan.

                  (d) The vested portion of the Adjusted Balance of a Participant's Account that is paid pursuant to Section 6.1 or 6.2 and this Section will be determined as of the Valuation Date immediately preceding the date of such payment.

                  (e) If any distribution is made to a Participant (or his Beneficiary, if applicable) pursuant to this Section prior to the payment to the Trustee of any Matching Contribution pursuant to Section
         4.1 or any Profit Sharing Contribution pursuant to Section 4.3, such Matching Contribution or Profit Sharing Contribution otherwise allocable to the Matching Contribution Account or Profit Sharing Account of such Participant pursuant to Sections 5.3 and 5.8 will be paid by the Trustee directly to such Participant or Beneficiary as soon as practicable following the payment of such Matching Contribution or Profit Sharing Contribution to the Trustee.

         6.4 Method of Payment.

                  (a) Except as provided below, whenever the Trustee makes payment to a Participant or its Beneficiary upon Retirement, Total and Permanent Disability, death, or termination of the Participant's employment, or as a distribution pursuant to either Section 6.5 and 6.6, the Trustee will pay the Adjusted Balance of his Salary Deferral Account, Matching Contribution Account, Profit Sharing Account, and Transfer Account, if any (whichever is applicable), to or for the benefit of the Participant or his Beneficiary in a lump sum in cash. Notwithstanding the foregoing sentence, a Participant who was a Company Employee on September 30, 1995, may have his Profit Sharing Account balance, including earnings, under the OSCA Profit Sharing Plan that was transferred to the Great Lakes Savings Plan on October 1, 1995, (and subsequently was transferred to this Plan) paid under any form of benefit allowed under the OSCA Profit Sharing Plan.

                  (b) A Distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         6.5 Hardship Distributions. The Trustee will, upon the request of a Participant at any time prior to his termination of employment, make a lump sum distribution to the Participant from his Salary Deferral Account and the vested portion of his Matching Contribution Account, for the purposes set forth below, subject to the authority delegated to the Trustee by the Committee and following rules:

                  (a) Each request for a distribution must be made by written application to the Trustee at least 30 days before the date on which the distribution is to be made and be supported by such evidence as the Committee or the Trustee requires;

                  (b) The amount distributed to a Participant in accordance with this Section 6.5 will not exceed that portion of his Salary Deferral Account (exclusive of earnings credited to that sub-account) and Matching Contribution Account that have not been pledged as security for a loan made under Article IX, determined as of the Valuation Date immediately preceding the date of the distribution;

                  (c) If a Participant's termination of employment occurs after a request is approved in accordance with this Section 6.5 but prior to distribution of the full amount approved, the approval of his request will be automatically void and the benefits he or his Beneficiary are entitled to receive under the Plan will be distributed in accordance with the preceding provisions of this Article;

                  (d) The Trustee may make a distribution to a Participant in accordance with this Section 6.5 only in the event of the Participant's "hardship." For purposes of this Section, a distribution will be judged to be on account of hardship if the distribution is necessary in light of immediate and heavy financial needs of the Participant. A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The determination of the existence of financial hardship and the amount required to be distributed to meet the need created by the hardship will be based on the provisions of Subsection (e) and must be made in accordance with uniform and non-discriminatory standards established by the Committee or the Trustee.

                  (e) The Trustee will make a distribution to a Participant in accordance with this Section only (i) to enable the Participant to meet medical expenses incurred by him, his Spouse, or any of his dependents that are not covered by medical insurance; (ii) for the purpose of purchasing his principal residence (excluding mortgage payments); (iii) to provide for the payment of tuition and related educational expenses for the next 12 months of post-secondary education for himself, his Spouse, his children, or his dependents; (iv) to prevent the eviction of the Participant from his principal residence or the foreclosure of a mortgage on such principal residence; or, (v) to pay any federal, state or local income taxes or penalties associated with the hardship distribution. In addition, the Trustee will not make a hardship distribution: (1) with respect to any amount that is in excess of the Participant's immediate and heavy financial needs; (2) if a loan may be made to the Participant in accordance with Article IX; or (3) unless the Participant represents to the Trustee that the financial need that the withdrawal will help satisfy cannot be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by reasonable liquidation of his assets, (C) by cessation of Salary Deferral Contributions under the Plan, or (D) by borrowing from commercial sources on reasonable commercial terms.

                  (f) In the event that a distribution is made to a Participant in accordance with this Section, he may not make any Salary Deferral Contributions under the Plan during the 12-month period beginning on the date as of which the distribution is made and may not make Salary Deferral Contributions for the Plan Year following the Plan Year of the hardship distribution in an amount that exceeds (i) the limitation under Code Section 402(g) less (ii) the amount of Salary Deferral Contributions made by the Participant in the year of the hardship distribution.

         6.6 In-Service Distributions from Participants' Salary Deferral, Matching Contribution, Profit Sharing, and Transfer Accounts. A Participant who has attained the age of 59 1/2 may elect in accordance with the procedures established by the Committee or the Trustee to receive a distribution of all or any part of the vested balance of his Salary Deferral Account, Matching Contribution Account, Profit Sharing Account, and Transfer Account as adjusted for gains, earnings and losses attributable thereto. No distribution may be made under this Section 6.6 from that portion of a Participant's Salary Deferral Account, Matching Contribution Account, Profit Sharing Account, or Transfer Account that has been pledged as security for a loan made under Article IX.

         6.7 Rules Governing In-Service Distributions. In the event a Participant requests to receive a distribution pursuant to Section 6.6, the distribution will be paid to the Participant 30 days after receipt by the Committee or the Trustee of the written request for the distribution. If a Participant's termination of employment occurs after an election is made in accordance with Section 6.6, but prior to distribution of the full amount elected, his election will be automatically void and the benefits he or his Beneficiary are entitled to receive under the Plan will be distributed in accordance with the preceding provisions of this Article.

         6.8 Administrative Powers Relating to Payments. If a Participant or Beneficiary is under a legal disability or, by reason of illness or mental or physical disability, is in the opinion of the Committee or its designee unable properly to attend to his personal financial matters, the Trustee may make such payments in such of the following ways:

                  (a)   directly to the Participant or Beneficiary;

                  (b) to the legal representative of the Participant or Beneficiary; or,

                  (c) to some relative by blood or marriage, or friend, for the benefit of such Participant or Beneficiary.

Any payment made pursuant to this Section will be in complete discharge of the Committee's and the Trustee's obligation to make payments under the Plan.

         6.9 Voting of Shares in Company Stock Fund. If the Plan or any portion of the Plan's assets is invested in common stock of the Company or any Employer, then, with respect to the pro rata interest of a Participant in any Investment Fund that holds shares (or fractional shares) of common stock of the Company or any Employer, each Participant, as a named fiduciary, will have the right to direct the Trustee as to the manner of voting and the exercise of all other rights that a shareholder of record has with respect to the Participant's pro rata interest in such Investment Fund (including, but not limited to, the right to sell or retain such shares in a public or private tender offer). In the event that a Participant fails to direct the Trustee as to the manner of voting of his pro rata interest in an Investment Fund that holds shares of Company or Employer stock, or as to the exercise of other rights in respect of his shares, such shares will not be voted and no exercise of rights will be made.

         6.10 Sale of Subsidiary or Substantially all of the Assets of a Trade or Business. If the Employer sells substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business or sells a subsidiary (within the meaning of Code Section 409(d)(3)), a Participant who continues employment with the acquiring corporation is eligible for a distribution from his Account as if he had a separation from service. A distribution authorized solely by reason of this Section 6.10 must constitute a lump sum distribution, determined in a manner consistent with Code Section 401(k)(10) and the applicable Treasury regulations.

         6.11 Other Distribution Rules Imposed by Federal Law. This Section has been included in the Plan to comply with the limitations imposed by Code Section 401(a)(9) and 401(a)(14), and it will not be construed as providing for a form of benefit not otherwise provided for under the Plan. Notwithstanding any provision of this Plan to the contrary, any distribution under the Plan will be made in accordance with regulations under Code Section 401(a)(9), including proposed federal income tax regulation 1.401(a)(9)-2, and will comply with the following rules:

                  (a) Unless a Participant elects otherwise, the payment of his benefits under the Plan must begin not later than the 60th day after the end of the Plan Year in which occurs the latest of (i) the Participant's 65th birthday, (ii) the 10th anniversary of the Plan Year in which the Participant began participation in the Plan, or (iii) termination of the Participant's employment with the Employer.

                  (b) For purposes of this Section, "required beginning date" means, with respect to a Participant who is not a five percent (5%) owner as described in Code Section 416, April 1 of the calendar year following the later of (i) the calendar year in which the Participant reaches age 70-1/2, or (ii) the calendar year in which the Participant retires. With respect to a Participant who is a five percent (5%) owner as described in Code Section 416, "required beginning date" means April 1 of the calendar year following the calendar year in which the Participant reaches age 70-1/2.

                  (c) Notwithstanding any other provisions of this Plan, the entire interest of each Participant will be distributed (i) in a single, lump sum payment not later than the required beginning date, or
         (ii) in a series of payments beginning not later than the required beginning date over the life of the Participant or over the lives of the Participant and a designated Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and a designated Beneficiary). If a Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the expected return multiples contained in Tables V and VI of 26 C.F.R. ss.1.72-9. For purposes of this computation, life expectancies will not be recalculated.

                  (d) If (i) the distribution of a Participant's interest has begun in accordance with the foregoing Subsection (c), and (ii) the Participant dies before his entire interest has been distributed to him, the remaining portion of his interest will be distributed at least as rapidly as under the method of distribution being used under Subsection (c) as of the date of his death.

                  (e) Except as provided in Subsection (f), if a Participant dies before the distribution of his interest has begun in accordance with Subsection (c), the entire interest of the Participant will be distributed within five years after his death.

                  (f) For purposes of Subsection (e), any portion of the Participant's interest that is payable to (or for the benefit of) a designated Beneficiary will be treated as completely distributed on the date the distributions begin if:

                           (i) that portion is to be distributed (in accordance
                  with regulations prescribed by the Secretary) over the life of the designated Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary), and

                           (ii) the distributions will begin by the latest of
                  (A) one year after the date of the Participant's death, (B) such later date as the Secretary may establish by regulations, or (C) if the Beneficiary is the Participant's surviving Spouse, the date on which the Participant would have reached age 70-1/2.

                  (g) If the designated Beneficiary is the surviving Spouse, and if the surviving Spouse dies before the distributions to the Spouse begin, Subsections (d), (e), and (f) will be applied as if the surviving Spouse were the Participant.

                  (h) For purposes of Subsection (f), payments will be calculated by use of the expected return multiples specified in Tables V and VI of 26 C.F.R. ss. 1.72-9 of the regulations. Life expectancies of Beneficiaries will be calculated at the time payment first commences without further recalculation.

                  (i) For purposes of Subsections (c), (d), (e), and (f), any amount paid to a child of the Participant will be treated as if it has been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

                  (j) Unless paid to the surviving Spouse under a qualified joint and survivor annuity, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

         6.12. Waiver of Notice Period. Except as provided in the following sentence, if the value of an Eligible Employee's vested Accounts exceeds $5,000, the Participant's election to receive a distribution will not be given effect unless the written election is made after the Participant has received the notice required under 26 C.F.R. ss. 1.411(a)-11(c) and within a reasonable time before the distribution begins as prescribed by those regulations. Notwithstanding the foregoing, after the Participant receives the required notice, he may affirmatively elect to have his distribution begin sooner than 30 days following receipt of the required notice, provided that all of the following requirements are satisfied:

                  (a) The Committee or the Trustee clearly informs the Participant that he has a period of at least 30 days after receiving the notice to decide when to have his benefits begin and, if applicable, to choose a particular optional form of payment;

                  (b) The Participant affirmatively elects a date for benefits to begin and, if applicable, an optional form of payment, after receiving the notice;

                  (c) The Participant is permitted to revoke his election for seven days following the day he receives the notice;

                  (d) The required notice is provided before the Participant is eligible to receive a distribution; and

                  (e) Payment does not begin less than seven days following the date the Participant receives the required notice.


                                   ARTICLE VII
                               PLAN ADMINISTRATION

         7.1 Plan Administrator and Fiduciary. The Committee will be the "administrator" of the Plan in accordance with ERISA, a fiduciary under the Plan within the meaning of Sections 3(16)(A) and 3(21)(A)(i) and (iii) of ERISA, and the named fiduciary under Section 402 of ERISA. It will also be the Plan Administrator for purposes of the Plan.

         7.2 Expenses. All expenses incurred in the administration of the Plan will be paid for by the Trust Fund to the extent not paid by the Participating Employers. Such expenses will include any expenses incident to the administration of the Plan, including, but not limited to, fees of actuaries, accountants, counsel, and other specialists.

         7.3 Committee Membership. The chief executive officer of the Company will appoint a Committee to administer the Plan on behalf of the Company. The membership of the Committee will consist of no less than three nor more than five persons, who may be officers of the Company, Employees, or any other individuals, and who will serve at the pleasure of the chief executive officer of the Company. Any member may resign by delivering his written resignation to the chief executive officer of the Company and to the Committee. Vacancies in the Committee arising by resignation, death, removal or otherwise, will be filled by the chief executive officer of the Company. The Company will advise the Trustee in writing of the names of the members of the Committee and of changes in membership from time to time.

         7.4 Powers and Duties of Committee. The Committee will administer the Plan in accordance with its terms and will have all powers necessary to carry out the provisions of the Plan. The Committee will direct the Trustee concerning all payments to be made out of the Trust

Fund pursuant to the Plan unless the Trustee has been authorized by the Committee to make a payment without prior approval. The Committee will have discretionary authority to interpret the Plan and to determine all questions arising in the administration, interpretation, and application of the Plan, including, but not limited to questions of eligibility and the status and rights of Participants, Beneficiaries, Spouses, and other persons. Any determination by the Committee will presumptively be conclusive and binding on all persons.

         7.5 Organization and Operation of the Committee. The Committee may act at a meeting or in writing without a meeting. The Committee will elect one of its members as Chairman and will appoint a Secretary, who may or may not be a Committee member. The Secretary will keep a record of all meetings and will forward all necessary communications to the Company or Trustee. The Committee will act by majority vote of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting.

         The Committee may authorize any one of its members to execute any document or documents on behalf of the Committee, in which event the Committee will notify the Trustee in writing of such action and the name or names of its member or members so designated. The Trustee thereafter will accept and rely upon any document executed by a member or members as representing action by the Committee, until the Committee files with the Trustee a written revocation of the designation.

         The Committee may adopt any by-laws and regulations it deems desirable for the conduct of its affairs. The Committee will be entitled to rely conclusively upon, and will be fully protected in any action taken by it in good faith in relying upon, any opinions or reports that are furnished to it by any accountant, counsel or other specialist.

         7.6 Records and Reports of Committee. The Committee will keep a record of all its proceedings and acts and will keep all such books of account, records and other data as may be necessary for proper administration of the Plan. The Committee will notify the Trustee and the Company of any material action taken by the Committee and, when required, will notify any other interested person or persons.

         7.7 Indemnity of Committee Members. The Company will indemnify each member of the Committee against any and all claims, loss, damages, expenses and liability arising from any action or failure to act, except when the same is judicially determined to be due to the negligence or willful misconduct of the member.

         7.8 Committee Agents. The Committee may appoint one or more persons as its agents whose function will be to act for the Company in the administration of the Plan and in establishing rules and regulations for the Plan's administration. Agents will serve at the pleasure of the Committee.

         7.9 Duties of Committee Agents. The Committee or its appointed agents will determine all questions arising in the administration of the Plan relating to eligibility, benefits and rights of Employees, Participants, Beneficiaries, and Spouses, will maintain and keep adequate records and will keep available for inspection by Employees, Participants, Beneficiaries, and Spouses at reasonable times and places copies of the Plan, Plan summary and reports required under ERISA in the performance of administrative duties for the exclusive purpose of providing benefits to Participants, Beneficiaries, and Spouses.

         7.10 Compensation and Expenses. No compensation will be paid to any Committee member or agent who is employed by the Company for services performed in administrating his duties under the Plan; however, any such member or agent may receive his normal compensation from the Company and not suffer any loss because of his performance of such duties. The reasonable and proper expenses of members and agents incurred in the performance of administrative functions will be reimbursed by the Company.

         7.11 No Enlargement of Employee Rights. Nothing contained in the Plan will be deemed to give any Employee the right to be retained in the service of a Participating Employer or to interfere with the right of a Participating Employer to discharge any Employee at any time.

         7.12 Appeals from Denial of Claims. If any claim for benefits under the Plan is wholly or partially denied, the claimant will be given notice in writing within a reasonable period of time after receipt of the claim by the Committee (not to exceed 90 days after receipt of the claim or, if special circumstances require an extension of time, written notice of the extension will be furnished to the claimant and an additional 90 days will be considered reasonable) by registered or certified mail of such denial, written in a manner calculated to be understood by the claimant, setting forth the following information:

                  (a) the specific reasons for such denial;

                  (b) specific reference to pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) an explanation of the Plan's claim review procedure. The claimant also will be advised that he or his duly authorized representative may request a review by the Committee of the decision denying the claim by filing with the Committee, within 60 days after such notice has been received by the claimant, a written request for such review, and that he may review pertinent documents, and submit issues and comments in writing within the same 60-day period.

         If a request is so filed, a review will be made by the Committee within 60 days after receipt of such request, unless special circumstances require an extension of time for processing, in which case the claimant will be so notified and a decision will be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The claimant will be given written notice of the decision resulting from such review, which notice will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

         7.13 Notice of Address and Missing Persons. Each person entitled to benefits under the Plan must file with the Committee, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to a person at his latest reported post office address will be binding upon him for all purposes of the Plan and neither the Committee nor the Participating Employers, Trustee, or any insurance company will be obliged to search for or ascertain his whereabouts. In the event that a person cannot be located, the Committee may direct that his benefit and all further benefits with respect to that person be discontinued and all liability for the payment thereof will terminate; provided, however, that in the event of the subsequent reappearance of the Participant or Beneficiary prior to termination of the Plan, the benefits that were due and payable and which such person missed will be paid in a single sum, and the future benefits due such person will be reinstated in full.

         7.14 Data and Information for Benefits. All persons claiming benefits under the Plan must furnish to the Committee or its designated agent such documents, evidence, or information as the Committee or its designated agent consider necessary or desirable for the purpose of administering the Plan, and a person must furnish such information promptly and sign such documents as the Committee or its designated agent may require before any benefits become payable under the Plan.

         7.15 Effect of a Mistake. In the event of a mistake or misstatement as to the eligibility, participation, or service of any Participant, or the amount of payments made or to be made to a Participant or Beneficiary, the Committee will, if possible, cause to be withheld or accelerated or otherwise make adjustment of such amounts of payments as will in its sole judgment result in the Participant or Beneficiary receiving the proper amount of payments under this Plan.


                                  ARTICLE VIII
                                 TRUST AGREEMENT

         8.1 Establishment of Trust. A Trust has been created and will be maintained for the purposes of the Plan. All contributions under the Plan will be paid into the Trust. The Trust Fund will be held, invested and disposed of by the Trustee from time to time acting in accordance with the Trust Agreement. All withdrawals and distributions payable under the Plan will be paid solely from the Trust Fund.


                                   ARTICLE IX
                              LOANS TO PARTICIPANTS

         9.1 Loans to Participants.

                  (a) The Trustee will make a loan to Participants and former Participants who are parties in interest as defined under Section 3 of ERISA, who have made application therefor pursuant to the Trustee's authority delegated to it by the Committee and the terms of this Article. A loan must be for at least $1,000, but must not in the aggregate exceed the amount set forth in
         Section 9.2 below. Loans will be made on the written application of the Participant to the Trustee and on such terms and conditions as are set forth in this Section 9.1 and Sections 9.2 and 9.3 below. In making loans, the Trustee will pursue uniform policies established by the Committee or the Trustee and will not discriminate in favor of or against any Participant or group of Participants.

                  (b) A loan under the Plan will be paid and allocation of the loan proceeds will be made on a pro-rata basis from the Investment Funds or Funds in which the Participant's Accounts are invested, except that, a Participant may not borrow from the Adjusted Balance of his Profit Sharing Account.

                  (c) Each loan will be made in accordance with Subsection (b) above, except that, if any Investment Fund imposes any restriction or penalty on a distribution, the Trustee will comply with that restriction and avoid that penalty.

                  (d) The Committee or the Trustee will develop a Plan loan policy as it deems appropriate and as required by regulations of the Department of Labor. The loan policy will be incorporated herein by reference and deemed a part of the Plan. As part of that loan policy, the Committee or the Trustee may impose any additional uniform and non-discriminatory requirements upon Participants or former Participants applying for loans as the Committee or the Trustee may determine.

         9.2 Maximum Loan Amount.

                  (a) In no event will any loan made pursuant to this Article to any Participant or former Participant be in an amount that will cause the outstanding aggregate balance of all loans made to the Participant under this Plan and all other qualified plans maintained by the Company or any Related Company to exceed the lesser of (i) and (ii) below:

                           (i) $50,000; provided, however, that such amount will
                  be reduced by the amount of any loans outstanding to the Participant during the one-year period prior to the date of any new loan; and

                           (ii) Fifty percent (50%) of the aggregate vested
                  Adjusted Balances of his Accounts, minus the aggregate vested Adjusted Balance of his Profit Sharing Account.

                  (b) For purposes of this Article, the balances of the accounts or the accrued benefit in this Plan and each other qualified plan of the Company or any Related Company will be determined as of the last available valuation of such accounts or accrued benefit made within the 12 month period preceding the date on which an application for a loan under this Article is made, adjusted for distributions or contributions made after the date of such valuation but not for earnings, gains or losses subsequent to the date of such valuation.

         9.3 Repayment of Loans. All loans made under this Article will mature and be payable in full within four years from the date the loan is made. Loans can be repaid in one lump sum payment, but amortized repayment amounts cannot be increased.

         9.4 Terms

                  (a) Loans to Participants will be made according to the following terms:

                           (i) The minimum security for all loans will be fifty
                  percent (50%) of the aggregate vested Adjusted Balances of the Accounts of the borrowing Participant;

                           (ii) Compound interest will be charged on each loan
                  at an effective annual rate equal to the prime rate of interest plus one percent (1%) charged by persons in the business of lending money for loans that would be made under similar conditions as loans made under the Plan (or such other commercially reasonable rate determined from time to time by the Committee or the Trustee) at the time the loan application is received by the Trustee from the Participant;

                           (iii) repayment of principal and interest will be
                  made through payroll deductions, which deductions will be authorized by the borrowing Participant at the time the loan is made to him. Such payroll deductions will be sufficient to amortize the principal and interest payable pursuant to the loan during the term of the loan in equal monthly (or more frequent) installments. Notwithstanding the preceding sentence and in accordance with Code Section 414(u)(4), an individual's loan repayments may be suspended for any period during which the individual is performing service in the uniformed services;

                           (iv) the borrowing Participant will have the right to
                  prepay all of the interest and principal of a loan without penalty;

                           (v) the loans will be evidenced by such forms of
                  obligations, and will be made upon such additional terms as to default, repayment, security and otherwise, as the Committee or the Trustee will determine;

                           (vi) the Trustee may charge a borrowing Participant
                  such reasonable administrative fees with respect to each loan as the Trustee will in its discretion decide;

                           (vii) no more than one loan may be granted at any
                  time and a Participant must wait until at least 90 days after his previous loan is repaid before making an application for another loan;

                           (viii) no more than one loan may be outstanding at
                  any one time for any Participant.

                  (b) The entire unpaid balance of any loan made under this Article and all interest due thereon, including all arrearages, will, at the option of the Committee or its designee, immediately become due and payable without further notice of demand, upon the occurrence, with respect to the borrowing Participant, of any of the following events of default:

                           (i) any payments of principal and/or accrued interest
                  on the loan remain due and unpaid for a period of 90 days after the same becomes due and payable under the terms of the loan;

                           (ii) the commencement of a proceeding in bankruptcy,
                  receivership or insolvency by or against the borrowing Participant;

                           (iii) the termination of the employment of the
                  borrowing Participant with a Participating Employer for any reason where such termination causes the Participant to lose his status as a party in interest; or

                           (iv) the borrowing Participant attempts to make an
                  assignment, for the benefit of creditors, of any security for the loan.

              Any payments of principal and/or interest on the loan not paid when due will bear interest thereafter, to the extent permitted by law, at the rate specified by the terms of the loan. The payment and acceptance of any sum or sums at any time on account of the loan after an event of default, or any failure to act or enforce the right granted hereunder upon an event of default, will not be a waiver of the right of acceleration set forth in this Subsection.

                  (c) If an event of default and an acceleration of the unpaid balance of the loan and interest due thereon occurs, the Trustee may pursue any remedies available to a creditor at law or under the terms of the loan, including the right to execute on the security for the loan; provided, however, that neither the Trustee nor the Committee may execute on any amount in the borrowing Participant's Accounts at any time prior to the date such Accounts would have been eligible for distribution to the Participant pursuant to Section 6.3 or withdrawal by the Participant pursuant to Sections 6.5 or 6.6.

                  (d) Each loan will be a first lien against the Accounts of the borrowing Participant. If (i) any portion of a loan is outstanding; and
         (ii) an event occurs pursuant to which the Participant or his estate or his Beneficiaries will receive a distribution from the Account of the Participant under the provisions of the Plan, then such distribution will, to the extent necessary to liquidate the unpaid portion of the loan, be made to the Trustee as payment on the loan. No distribution will be made to a Participant or his estate or his Beneficiaries from his Account in an amount greater than the excess of the portion of his Account otherwise distributable over the aggregate of the amounts owing with respect to such loan plus interest, if any, thereon.

                  (e) All loans made pursuant to this Article will be funded from the borrowing Participant's Accounts as set forth in Subsection 9.1(b) and Subsection 9.1(c). The Account of a Participant will, to the extent used to fund a loan, not participate in the allocation of earnings and losses pursuant to Section 5.8. All interest paid by a Participant with respect to a loan will be credited to the borrowing Participant's Account and will not be allocated pursuant to Section 5.8 as earnings of the Investment Funds. All payments of principal and interest made by a Participant with respect to a loan will be allocated to one or more of the Investment Funds based upon the form relating to the selection of Investment Funds that is in effect at the time such payment is received by the Trustee. If such a form is not in effect at the time such payment is received, the payments will be allocated based upon the last such form that was in effect for the Participant.

                  (f) If the Company sells to a third party any Related Company that has adopted this Plan or sells the assets of any Related Company, and if Participants who are employed by the Related Company at the time of the sale and are terminated as a result of the sale have loans outstanding under this Plan, a Participant with an outstanding loan will be allowed to repay the loan in full or to directly transfer the loan to an Eligible Retirement Plan in accordance with the provisions of Subsection 6.4(b).


                                    ARTICLE X
                                INVESTMENT FUNDS

         10.1 Investment Funds. The Adjusted Balance of each Participant's Salary Deferral Account, Matching Contribution Account, and Transfer Account will be invested in the various Investment Funds (including commingled funds) as set forth in an Addendum to the Plan.

         10.2 Initial Investment. All Salary Deferral Contributions, Matching Contributions, and Rollover Contributions received by the Trustee will be initially invested in such short term investment obligations as selected by the Trustee from time to time pending investment pursuant to Section 10.3 below. These deposits and earnings will be allocated among the Investment Funds on or before the Valuation Date next following receipt by the Trustee of such deposits and earnings in accordance with Participants' selection of Investment Funds pursuant to Section 10.3.

         10.3  Selection of Investment Funds.

                  (a) Each Participant will have the right to instruct the Trustee that his Salary Deferral Contributions, Matching
         Contributions, and Rollover Contributions be invested, in specified multiples of one percent (1%), in any one of the Investment Funds. In default of any Participant's direction, a Participant's Salary Deferral Contributions, Matching Contributions, and Rollover Contributions will be invested in the money market alternative Investment Fund until the Participant designates a different Investment Fund to the Trustee.

                  (b) Each Participant will be permitted on a daily basis to direct that the portion of his Salary Deferral Account, Matching Contribution

         Account, or Transfer Account, held in any one Investment Fund, be transferred, in whole or in part, to any other Investment Fund by contacting the sponsor of the Investment Fund through its toll-free telephone number; provided, however, that a Participant will not be permitted to transfer any portion of his Account into an Investment Fund that solely holds shares of Great Lakes Chemical Corporation's common stock that has been specifically established for the purpose of the transfer of assets between the Great Lakes Savings Plan and the Plan. Such transfers will be made as soon as reasonably possible, within normal business hours, after the receipt of the request. This direction will be made by the Participant designating the percentages (which will not be less than one percent (1%) of the Adjusted Balance) of his Accounts that are to be divided among the various applicable Funds (in multiples of one percent (1%)) as of the next Valuation Date.

                  (c) The Committee will maintain or cause to be maintained individual accounts, as described in Section 1.1, representing the interest of Participants in the several Investment Funds. Each Investment Fund may be invested as a single fund, however, without segregation of Fund assets to the Accounts of Participants.

                  (d) It is intended the Plan will qualify for the special fiduciary provisions under Section 404(c) of ERISA. The Plan will be construed to achieve this result and the Committee or the Trustee will furnish Participants with the information required by Department of Labor Regulation Section 2550.404c-1.

                  (e) Effective as soon as administratively practicable after January 1, 2001, the Trustee may liquidate all shares of Great Lakes Chemical Corporation common stock remaining in the Plan's Investment Funds, will use the proceeds to purchase shares of the Company's common stock, and will establish an OSCA, Inc. common stock Investment Fund in the Plan ("OSCA Stock Fund"). A Participant whose Accounts were invested as of the liquidation, in whole or in part, in shares of Great Lakes Chemical Corporation common stock will have that portion of his Accounts invested in the OSCA Stock Fund until the Participant designates a different Investment Fund to the Trustee. This sale and exchange of shares is intended to qualify for the prohibited transaction exemption under ERISA Section 408(e).

         10.4  Investment of Profit Sharing Account.

                  (a) Profit Sharing Contributions made to the Plan will be invested in the Investment Fund that solely holds shares of OSCA, Inc. common stock ("OSCA Stock Fund").

                  (b) Except as otherwise provided in this Section, assets in a Participant's Profit Sharing Account will remain invested in the OSCA Stock Fund until distributed under Article VI, and may not generally be reallocated among the Investment Funds. A Participant who has attained age 55, however, may reallocate assets in his Profit Sharing Account among the Investment Funds, in accordance with the provisions of
         Section 10.3.

                  (c) Each Participant having an interest in the OSCA Stock Fund will have the right to direct the manner in which shares of his OSCA Stock held in such fund will be voted, and direct the manner in which all other rights appurtenant to such shares will be exercised, as if the Participant was the shareholder of record.

                  (d) Prior to each annual or special shareholders' meeting at which OSCA stock has voting rights, the Trustee will cause to be furnished to each Participant with an interest in the OSCA Stock Fund a copy of the proxy solicitation materials with respect to the meeting. The Trustee will use its best efforts to timely distribute to each Participant all information to be distributed to shareholders in connection with any tender or exchange offer with respect to OSCA stock. The materials and/or information will include any forms and instructions as may be necessary for the Participant to direct the manner of voting on each matter to be brought before a meeting or to direct a response to a tender or exchange offer.

                  (e) Subject to the requirements of ERISA, the Trustee will vote or tender OSCA stock corresponding to the interest of each Participant in the OSCA Stock Fund in accordance with the Participant's directions issued in accordance with the instructions provided under Subsection (c). The Trustee will vote or tender any OSCA stock with respect to which directions are not issued under this Section in the manner determined by the Trustee in the Trustee's discretion.


                                   ARTICLE XI
                            AMENDMENT AND TERMINATION

         11.1 Amendment of Plan.

                  (a) The Company will have the right to amend the Plan at any time and from time to time by an amendment executed by the chief executive officer of the Company or his designee, and the Company and all persons claiming any interest hereunder will be bound thereby, except that no amendment will: (i) reduce a Participant's Plan benefits to less than an amount equal to the amount he would be entitled to receive if he had resigned from the employ of all of the Participating Employers on the day of the amendment, (ii) vest in the Participating Employers any right, title, or interest in or to any

         Trust Assets, or (iii) cause any part of the Trust Assets to be used for any purpose other than for the exclusive benefit of Participants and their Beneficiaries.

                  (b) If the Plan is amended to provide a different vesting schedule, each person adversely affected: (i) who is a Participant during the election period below; and (ii) who has completed at least three Years of Vesting Service may elect to have the amendment disregarded in determining the vested percentage of the Participant's Accounts. That election must be in writing and delivered to the Committee within the election period. Upon delivery, the Participant's election will be irrevocable. The election period begins on the date the amendment is adopted and ends 60 days after the latest of the date:
         (i) the amendment is adopted; (ii) the amendment becomes effective; or
         (iii) the Committee delivers a written notice of the amendment to the Participant. No amendment to the Plan's vesting schedule may decrease the vesting that any Participant has earned as of the date of the amendment.

         11.2 Voluntary Termination of or Permanent Discontinuance of Contributions to the Plan. The Company will have the right to terminate the Plan in whole or in part, or to permanently discontinue contributions to the Plan, at any time by resolution of its Board and by giving written notice of such termination or permanent discontinuance to the Trustee. A resolution must specify the effective date of termination or permanent discontinuance, that will not be earlier than the first day of the Plan Year that includes the date of the resolution.

         11.3 Employer's Right to Terminate or Discontinue Contributions to Plan. Any Participating Employer contributing to the Plan on behalf of its Employees may, at any time by action of its board of directors, terminate or discontinue contributions to the Plan with respect to its Employees. If the Plan is terminated by fewer than all Participating Employers, the Plan will continue in effect for Employees of the remaining Participating Employers. In the event that a Participating Employer will for any reason cease to exist, the Plan will terminate with respect to Employees of that Participating Employer, unless a successor organization adopts the Plan and thereby continues their participation. Upon termination or discontinuance of contributions to the Plan by one or more but not all of the Participating Employers, distributions will be made to the Employees of the Participating Employer or Employers who have terminated or discontinued contributions and their Beneficiaries in the same manner as described in Section 11.5 below.

         11.4 Involuntary Termination of Plan. The Plan will automatically terminate if the Company is legally adjudicated a bankrupt, makes a general assignment for the benefit of creditors, or is dissolved. In the event of the merger or consolidation of the Company with or into any other corporation, or in the event substantially all of the assets of the Company are transferred to another corporation, the successor corporation resulting from the consolidation or merger, or transfer of such assets, as the case may be, will have the right to adopt and continue the Plan and succeed to the position of the Company under the Plan. If, however, the Plan is not so adopted within 90 days after the effective date of such consolidation, merger or sale, the Plan will automatically be deemed terminated as of the effective date of the transaction. Nothing in this Plan will prevent the dissolution, liquidation, consolidation or merger of the Company, or the sale or transfer of all or substantially all of its assets.

         11.5 Payments on Termination of or Permanent Discontinuance of Contributions to the Plan. If the Plan is terminated as herein provided, or if it should be partially terminated, or upon the complete discontinuance of Company contributions to the Plan, the procedure below will be followed, except that in the event of a partial termination it will be followed only in case of those Participants and Beneficiaries directly affected:

                  (a) The Company may continue to administer the Plan, but if it fails to do so, its records, books of account and other necessary data will be turned over to the Trustee and the Trustee will act on its own motion as hereinafter provided.

                  (b) Notwithstanding any other provisions of the Plan, all interests of Participants affected by the termination or complete discontinuance of contributions will be fully vested and nonforfeitable.

                  (c) The value of the Trust Fund and the Accounts of all Participants and Beneficiaries will be determined as of the date of termination or discontinuance.

                  (d) Distribution to Participants and Beneficiaries will be made at such time after termination of or discontinuance of contributions to the Plan in the method provided in Section 6.4 above and not later than the time specified in Section 6.3.


                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Duty to Furnish Information and Documents. Participants and their Beneficiaries must furnish to the Committee and the Trustee such evidence, data or information as the Committee or the Trustee considers necessary or desirable for the purpose of administering the Plan, and the provisions of the Plan for each person are upon the condition that he will furnish promptly full, true and complete evidence, data and information requested by the Committee or the Trustee. All parties to, or claiming any interest under, the Plan hereby agree to perform any and all acts, and to execute any and all documents and papers, necessary or desirable for carrying out the Plan and the Trust.

         12.2 Statements and Available Information. The Committee will advise Employees of the eligibility requirements and benefits under the Plan. As soon as practicable after the end of each calendar quarter, the Committee or the Trustee will provide each Participant, and each former Participant and Beneficiary with respect to whom an Account is maintained, with a statement reflecting the correct status of his Accounts including the Adjusted Balance thereof. No Participant will have the right to inspect the records reflecting the Account of any other Participant. The Committee and the Trustee will make available for inspection at reasonable times by Participants and Beneficiaries copies of the Plan, any amendments thereto, the Plan Summary, and all reports of Plan and Trust operations required by law.

         12.3 No Enlargement of Employment Rights. Nothing contained in the Plan will be construed as a contract of employment between the Company or any Participating Employer and any person, nor will the Plan be deemed to give any person the right to be retained in the employ of the Company or a Participating Employer or limit the right of the Company or of a Participating Employer to employ or discharge any person with or without cause, or to discipline any Employee.

         12.4 Applicable Law. All questions pertaining to the validity, construction and administration of the Plan will be determined in conformity with the internal laws of Louisiana to the extent that such laws are not preempted by ERISA.

         12.5 No Guarantee. Neither the Trustee, the Company, nor any Participating Employer in any way guarantees the Trust Fund from loss or depreciation or guarantees the payment of any benefits that may be or become due to any person from the Trust Fund. No Participant or other person will have any recourse against the Trustee, or the Company or any Participating Employer if the Trust Fund is not sufficient to provide Plan benefits in full. Nothing herein contained will be deemed to give any Participant, former Participant, or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and Trust.

         12.6 Unclaimed Funds. Each Participant will keep the Committee informed of his current address and the current address of his Beneficiary or Beneficiaries. Neither the Committee nor the Trustee will be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within three years after the date on which distribution of the Participant's Accounts may first be made, distribution may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three year period has elapsed, or, within three years after the actual death of a Participant, the Committee or the Trustee is unable to locate any individual who would receive a distribution under the Plan upon the death of the Participant pursuant to Section 6.2 of the Plan, the Adjusted Balance in the Participant's Account will be deemed a forfeiture and will be used to reduce Company contributions to the Plan for the Plan Year next following the year in which the forfeiture occurs and for succeeding years to the extent necessary; provided, however, that in the event that the Participant or a Beneficiary makes a valid claim for any amount that has been forfeited, the benefits that have been forfeited will be reinstated as provided in Subsection 4.1(c).

         12.7 Merger or Consolidation of Plan. Any merger or consolidation of the Plan with another plan, or transfer of Plan assets or liabilities to any other plan, will be effected in accordance with such regulations, if any, as may be issued pursuant to Section 208 of ERISA, in such a manner that each Participant in the Plan would receive, if the merged, consolidated or transferee plan were terminated immediately following such event, a benefit that is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before such event.

         12.8 Interest Non-Transferrable.

                  (a) Except as provided in Article IX of the Plan and subject to the provisions of Subsection (c) below, no interest of any person or entity in, or right to receive distributions from, the Trust Fund will be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive distributions be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

                  (b) Notwithstanding the preceding Subsection (a), if any Participant borrows money pursuant to Article IX of the Plan, the Trustee and the Company will have all rights to collect upon such indebtedness as are granted pursuant to Article IX of the Plan and any agreements or documents executed in connection with such loan.

                  (c) Notwithstanding anything herein to the contrary, the Company will comply with any court order, judgment or decree that is a qualified domestic relations order as defined by Code Section 414(p), and such compliance is specifically authorized hereunder. In the event the vested portion of a Participant's Adjusted Balance is $5,000 or less, any payment made to an alternate payee subject to the terms of a qualified domestic relations order will be immediately distributable, which may be prior to any of the distributable events cited in Article
         VI. In the event the vested portion of a Participant's Adjusted Balance is in excess of $5,000, the alternate payee may elect to receive an immediate distribution pursuant to the terms of the qualified domestic relations order, which may be prior to any of the distributable events cited in Article VI. The amount of the payment to be received by the alternate payee will be based on the value of the Participant's Account determined as of the date of payment or the value specified in the qualified domestic relations order. Notwithstanding the preceding sentences, a distribution will be not paid to an alternate payee to the extent the amount to be distributed secures a loan under the Plan.

                  Also, a Participant's benefits under the Plan may be subject to reduction for federal and state income tax withholding, and for any amount that the Participant is ordered or required to pay to the Plan if the order or requirement to pay arises:

                           (i) Under a judgment of conviction for a crime
                  involving the Plan;

                           (ii) Under a civil judgment (including a consent
                  order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of the fiduciary responsibility requirements of ERISA, or

                           (iii) Pursuant to a settlement agreement between the
                  Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of the fiduciary responsibility requirements of ERISA by a fiduciary or any other person.

         Notwithstanding the foregoing sentence, the reduction will only be implemented if the judgment, decree, or settlement agreement expressly provides for the reduction of the benefits the Participant is entitled to receive under the Plan by all or part of the amount ordered or required to be paid to the Plan.

         12.9 Prudent Man Rule. Notwithstanding any other provision of the Plan and the Trust Agreement, the Trustee, the Company, and the Committee will exercise their powers and discharge their duties under the Plan and the Trust Agreement for the exclusive purpose of providing benefits to Participants and their Beneficiaries, and will act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such character and with like aims. Subject to the terms of the preceding sentence and the provisions of Article X, the Trustee will diversify investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

         12.10 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, the Trustee, the Company, the Committee, and each other individual acting as an employee or agent of any of them will not be liable to any Participant, former Participant or Beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same will have been judicially determined to be due to the gross negligence or willful misconduct of such person. The Company will indemnify and hold harmless each individual acting as an employee or agent of the Company from any and all claims, liabilities, costs and expense (including attorney's fees) arising out of any actual or alleged act or failure to act with respect to the administration of the Plan, except that no indemnification or defense will be provided to any person with respect to conduct which as been judicially determined, or agreed by the parties, to have constituted bad faith or willful misconduct on the part of such person, or to have resulted in his receipt of personal profit or advantage to which he is not entitled.

         12.11 Headings. The headings in this Plan are inserted for convenience of reference only and are not to be considered in construction of the provisions hereof.

         12.12 Gender and Number. Except when otherwise required by the context, any masculine terminology in this document will include the feminine, and any singular terminology will include the plural.

         12.13 ERISA and Approval Under Internal Revenue Code. This Plan is intended to qualify as a Plan and Trust meeting the requirements of Code Sections 401(a) and 501(a), as now in effect or hereafter amended, so that the income of the Trust Fund may be exempt from taxation under Code Section 501(a), contributions by a Participating Employer to the Plan may be deductible for federal income tax purposes under Code Section 404, and the amounts subject to Salary Deferral Agreements are not treated as distributed to Participants for federal income tax purposes under Code Section 402(c)(3), all as now in effect or hereafter amended. Any modification or amendment of the Plan and/or Trust may be made retroactively, as necessary or appropriate, to establish and maintain such qualification and to meet any requirement of the Code or ERISA.

         12.14 Exclusive Benefit of Employees. All contributions made pursuant to the Plan will be held by the Trustee in accordance with the terms of the Trust Agreement for the exclusive benefit of those Employees who are Participants under the Plan, including former Participants and their Beneficiaries, and will be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Trust, to the extent that such expenses are not otherwise paid. At no time prior to the satisfaction of all liabilities with respect to such Employees and their Beneficiaries will any part of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of such Employees and their Beneficiaries. However, without regard to the provisions of this Section 12.14:

                  (a) If any contribution under the Plan is conditioned on the initial qualification of the Plan under Code Section 401 and if the Plan receives an adverse determination to a timely filed request for a determination within the meaning of Section 403 of ERISA, the Trustee will, upon written request of the Company, return to the Company the amount of such contribution and any earnings thereon within one calendar year after the date that qualification of the Plan is denied;

                  (b) If a contribution is conditioned upon the deductibility of the contribution under Code Section 404, and all contributions are so conditioned, then to the extent the deduction is disallowed, the Trustee will, upon written request of the Company, return the contribution (to the extent disallowed), and any earnings thereon to the Company within one year after the date the deduction is disallowed; and

                  (c) If a contribution or any portion thereof is made by the Company by a mistake of fact, the Trustee will, upon written request of the Company, return the contribution, or such portion, and any earnings thereon to the Company within one year after the date of payment to the Trustee.


                                  ARTICLE XIII
                              TOP-HEAVY PROVISIONS

         13.1 Top-Heavy Status. The provisions of this Article will not apply to the Plan with respect to any Plan Year for which the Plan is not Top-Heavy. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this
Article XIII will supersede any conflicting provisions elsewhere in the Plan.

         13.2 Determination of Top-Heavy Status.

                  (a) The Plan will be "Top-Heavy" with respect to any Plan Year if, as of the Determination Date applicable to such Plan Year, the ratio of the Adjusted Balances in the Accounts of Key Employees (determined as of the Valuation Date applicable to such Determination
         Date) to the Adjusted Balances in the Accounts of all Employees (determined as of such Valuation Date) exceeds sixty percent (60%). For purposes of computing this ratio, and for all other purposes of applying and interpreting this Subsection (a), the provisions of Code
         Section 416, and all Treasury regulations and other governmental releases interpreting that Section will be applied. This ratio will be calculated without regard to any Non-key Employee who was formerly a Key Employee.

         The Top-Heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, will be calculated in accordance with Code Section 416 and regulations thereunder. However, if an individual has not performed services for an Employer or nonparticipating Related Company at any time during the five-year period ending on the Determination Date, any Adjusted Balance of that individual will not be taken into account.

                  (b) For purposes of determining whether the Plan is Top-Heavy, all qualified plans maintained by the Company and each Related Company will be aggregated into an Aggregation Group. "Aggregation Group" means either a "Required Aggregation Group" or a "Permissive Aggregation Group" as hereinafter determined.

                  (c) In determining a Required Aggregation Group under the Plan, each plan of the Company and any Related Company in which a Key Employee is a Participant, and each other plan of the Company and any Related Company that enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) and 410 (including terminated plans), will be required to be aggregated. Such group will be known as a "Required Aggregation Group." In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group is a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

                  (d) The Company may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group will be known as the "Permissive Aggregation Group." In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

                  (b) Only those plans of the Company and any Related Company in which the
         Determination Dates fall within the same calendar year will be aggregated in order to determine whether such plans are Top-Heavy Plans.

                  (c) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans, which during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the top-heavy ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans of all participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio will be increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                  (d) If a Participating Employer is not a Related Company, the rules of this Section will be applied to that Participating Employer and its Participants separately.

         13.3 Minimum Contribution. For each Plan Year that the Plan (or any portion thereof) is Top-Heavy, the Company or the applicable Participating Employer will contribute and allocate to the Account of each Non-key Employee Participant in the Plan who is employed by the Company or the applicable Participating Employer on the last day of that Plan Year an amount equal to the lesser of (i) three percent (3%) of the Participant's Compensation for the Plan Year and (ii) the largest percentage of Employer contributions and forfeitures, as a percentage of the Key Employee's Compensation, allocated to the Account of any Key Employee for the Plan Year. The minimum contribution allocable pursuant to this Section 13.3 will be determined without regard to any contributions by the Employer for any Employee under the federal Social Security Act and will be made with respect to any Non-key Employee who is eligible to participate in the Plan even if he declined to elect to have Salary Deferral Contributions made on his behalf under the Plan for that Plan Year. Notwithstanding anything in this
Section 13.3 to the contrary, Salary Deferral Contributions by a Non-key Employee will not be treated as an Employer contribution for purposes of the minimum contribution or benefit requirement under Code Section 416.

         13.4 Safe Harbor Rule. If, in any Plan Year in which the Plan is a Top-Heavy Plan, a Participant in the Plan is also participating in a defined benefit plan, within the meaning of Section 3(35) of ERISA, which is maintained by the Company or any Related Company, and which is also a Top-Heavy Plan, the minimum contribution in Section 13.3 of the Plan will not apply to him and he will instead be subject to the minimum benefit accrual provisions of such defined benefit plan required to comply with Code Section 416(c)(1).


                                   ARTICLE XIV
                             PARTICIPATING EMPLOYERS

         14.1 Adoption by Other Employers. Notwithstanding anything herein to the contrary, with the consent of the Company and the Trustee, any other corporation or entity, whether an affiliate or subsidiary, may adopt this Plan and all of the provisions hereof and participate herein and be known as a "Participating Employer," by a properly executed document evidencing said intent and will of such Participating Employer.

         14.2 Requirements of Participating Employers.

                  (a) Each Participating Employer will be required to use the same Trustee as provided in this Plan.

                  (b) The Trustee may, but will not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all earnings thereon. However, the assets of the Plan will, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.

                  (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, will not affect such Participant's rights under the Plan, and all accumulated service time with the transferor or predecessor, and his length of participation in the Plan, will continue to his credit.

                  (d) All rights and values forfeited by termination of employment will inure, in accordance with Section 5.7, only to the benefit of the Participants of the Employer or Participating Employer by which the forfeiting Participant was employed, except if the forfeiture is for an Employee whose Employer is a Related Company, then the forfeiture will inure to the benefit of the Participants of those Employers who are Related Companies. Should an Employee of one ("First") Employer be transferred to a second ("Second") Employer that is a Related Company, such transfer will not cause his Account balance (generated while an Employee of "First" Employer) in any manner, or by any amount, to be forfeited. Such Employee's Account balance for all purposes of the Plan, including length of service, will be considered as though he had always been employed by the "Second" Employer and had received contributions, forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling the amount so transferred.

                  (e) Any expenses of the Trust that are to be paid by the Employer or borne by the Trust Fund will be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

         14.3 Designation of Agent. Each Participating Employer will be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee for the purpose of this Plan, each Participating Employer will be deemed to have designated irrevocably the Company as its agent.

         14.4 Employee Transfers. It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved will carry with him his accumulated service and eligibility. No such transfer will effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred will thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

         14.5 Participating Employer's Contributions. Except for Participating Employers who are Related Companies, all contributions made by a Participating Employer, as provided for in this Plan, will be determined separately by each Participating Employer, and will be paid to and held by the Trustee for the exclusive benefit of the Employees of that Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan.

         The Trustee will keep separate books and records concerning the affairs of each Participating Employer under the Plan and as to the accounts and credits of the Employees of each Participating Employer.

         14.6 Delegation of Authority. No Participating Employer may adopt alternative provisions as to itself or its Employees and each Participating Employer hereby delegates to the Company the authority to act on its behalf with respect to (a) amendment of the Plan, the Trust Agreement or such other documents constituting a part of the foregoing, (b) removal and appointment of additional or successor fiduciaries, and (c) appointment of persons to serve on the Committee.

         14.7 Discontinuance of Participation. Any Participating Employer will be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed will be delivered to the Trustee. The Trustee will thereafter transfer, deliver and assign Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as will have been designated by the Participating Employer, in the event that it has established a separate plan for its Employees.


         Dated and executed this _____ day of _______________, 2000, by the authority of the Board of Directors of OSCA, Inc.


                                                  OSCA, INC.


                                                  -----------------------------



ATTEST:


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